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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MAC-GRAY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451

May 2, 2012

Dear Stockholder:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Mac-Gray Corporation to be held on Thursday, June 7, 2012 at 2:00 p.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (the "Annual Meeting").

        The items to be considered and voted on at the Annual Meeting are described in the Notice of Annual Meeting and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then to vote the enclosed WHITE proxy card.

        Whether or not you expect to attend the meeting, please vote your shares by completing, signing, dating and returning the WHITE proxy card in the enclosed postage-prepaid envelope or vote by telephone or via the Internet according to the instructions provided on the proxy card.

        On behalf of your Board of Directors, thank you for your continued support and interest in Mac-Gray Corporation. I look forward to seeing you at the meeting on Thursday, June 7, 2012.

        Very truly yours,

STEWART GRAY MACDONALD, JR.
Chief Executive Officer

        Your vote is very important regardless of the number of shares you own. At your earliest convenience, please complete, sign, date and return the enclosed WHITE proxy card, which requires no postage if mailed in the United States, or you may vote the WHITE proxy card by telephone or via the Internet according to the instructions provided on the proxy card.

        Stockholders with questions or requiring assistance voting their shares may contact MacKenzie Partners, Inc., which is assisting us, toll-free at (800) 322-2885 or (212) 929-5500 (call collect) or at proxy@mackenziepartners.com.

TOLL FREE 1-800-322-2885 or
(212) 929-5500 (Call Collect)
email: proxy@mackenziepartners.com

MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451
(781) 487-7600

 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 7, 2012

         NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of Mac-Gray Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 7, 2012 at 2:00 p.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (together with adjournments or postponements thereof, the "Annual Meeting"):

  1.
  to elect two Class III directors, each to hold office until the Company's annual meeting of stockholders to be held in 2015 and until such director's successor is duly elected and qualified;

  2.
  to consider and vote upon, if properly presented at the Annual Meeting, a stockholder proposal regarding an amendment to the Company's By-Laws to allow the By-Laws to be amended or repealed by the affirmative vote of the majority of shares present in person or represented by proxy at any annual meeting or special meeting of stockholders;

  3.
  to consider and vote upon, on a non-binding, advisory basis, a resolution approving the overall compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

  4.
  to ratify the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2012; and

  5.
  to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         In connection with Proposal 1, the Company has nominated Bruce A. Percelay and Paul R. Daoust (the "Company Nominees") for election as Class III directors and recommends that the shareholders vote FOR the Company Nominees by returning the enclosed white proxy card.

         Any proxy may be revoked at any time before it is voted on any matter by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or voting by telephone or via the Internet at a later date or by attending the Annual Meeting and voting in person. The latest dated completed proxy will be the one which counts.

         The Board of Directors has fixed the close of business on April 10, 2012 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

         Directions to the Goodwin Procter LLP Conference Center are included on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on June 7, 2012.

By Order of the Board of Directors,

LINDA A. SERAFINI
Secretary

Waltham, Massachusetts
May 2, 2012

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR TO VOTE THE WHITE PROXY CARD BY TELEPHONE OR VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE OR VIA THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 7, 2012:

The Proxy Statement and Annual Report to Stockholders are available at
 http://www.macgray.com/proxy.

MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451
(781) 487-7600

PROXY STATEMENT

 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 7, 2012

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Mac-Gray Corporation, a Delaware corporation (the "Company", "Mac-Gray", "we", "us" or "our"), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 7, 2012 at 2:00 p.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (together with any adjournments or postponements thereof, the "Annual Meeting").

        We intend to release the Notice of the Annual Meeting, Proxy Statement and the accompanying WHITE Proxy Card beginning on or about May 2, 2012 to stockholders of record as of April 10, 2012. The Board has fixed the close of business on April 10, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

        Execution and return of the enclosed WHITE proxy card is being solicited by and on behalf of our Board for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by directors, nominees and executive officers of the Company, both in person and by mail, telephone, facsimile, and e-mail. We may also solicit proxies through press releases issued by the Company, advertisements in periodicals or postings on our website and www.cesvote.com. We have retained MacKenzie Partners,  Inc. ("MacKenzie Partners") to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of $100,000, plus reasonable out-of-pocket expenses relating to the solicitation. Approximately 40 MacKenzie Partners employees will participate in the solicitation of proxies.

        Mac-Gray estimates that total costs relating to the solicitation of proxies (other than the amount normally expended for a solicitation for an election of directors in the absence of a contest and excluding salaries and wages of officers and employees) are expected to be approximately $300,000, including approximately $130,000 in fees payable to MacKenzie Partners. To date, Mac-Gray has incurred approximately $120,000 in expenses in communicating with its stockholders in connection with this proxy solicitation. Actual expenditures may vary materially from this estimate, however, as many of the expenditures cannot be readily predicted. The entire expense of preparing, assembling, printing and mailing this proxy statement and any other related materials and the cost of communicating with Mac-Gray stockholders will be borne by Mac-Gray.

Voting Securities of the Company

        Only holders of record of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of April 10, 2012, there were 14,353,365 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 110 stockholders of record. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

        The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. "Withhold authority" votes, "abstentions" and "broker non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A "withhold authority" vote is a stockholder's vote to withhold authority to cast a vote "for" the election of one or more director nominees. An "abstention" represents an affirmative choice to decline to vote on a proposal other than the election of directors. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power under applicable law with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. If you hold shares through a broker, bank or other custodian (also referred to as holding shares in "street-name"), only such broker, bank, custodian or other nominee can vote your shares. In order to ensure that your shares are voted at the Annual Meeting, you must give specific instructions regarding how to vote your shares. If you do not give specific instructions regarding how to vote your shares, the broker, bank, custodian or other nominee may not exercise their discretion to vote your shares with respect to any of the proposals at the Annual Meeting.

        Proposal 1, election of two Class III directors, shall be determined by a plurality vote, which means the two nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. In connection with Proposal 1, the Board has nominated Paul R. Daoust and Bruce A. Percelay (the "Company Nominees") for election as Class III directors and recommends that the shareholders vote FOR the Company Nominees by returning the enclosed white proxy card. On Proposal 2, the stockholder proposal, the affirmative vote of at least three-fourths of the shares present in person or represented by proxy and entitled to vote is required for approval. For this purpose, abstentions will be treated as votes cast against this proposal, while broker non-votes are not entitled to vote on this proposal and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a three-fourths majority by reducing the total number of shares from which such majority is calculated. On Proposal 3, the approval of executive compensation, and Proposal 4, the ratification of the independent auditors, the affirmative vote of a majority of the votes properly cast for and against each such matter is required for approval. For Proposals 3, and 4, abstentions and broker non-votes are not included in the number of votes cast for and against the proposal and therefore have no effect on the vote on such proposal. Abstentions are applicable to all proposals other than the proposal for election of directors.

        Whether or not you are able to attend the Annual Meeting, the Company urges you to vote the WHITE proxy card, which is being solicited by our Board, and which, when properly executed, will be voted as you direct. The WHITE proxy card provides spaces for a stockholder to vote for the Company Nominees, or to withhold authority to vote for any or all of such nominees, for election as directors. You may vote FOR any director nominee, WITHHOLD your vote from all director nominees or WITHHOLD your vote from any of the director nominees.

        Stockholders of the Company are requested to complete, date, sign and return the accompanying WHITE proxy card in the enclosed envelope or to vote the WHITE proxy card by telephone or via the Internet according to the instructions on the proxy card. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given on the white proxy card, properly executed proxies will be voted "FOR" the election of the Company Nominees, "AGAINST" the stockholder proposal, "FOR" the approval of executive compensation and "FOR" the approval of the independent registered public accounting firm. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        Any proxy may be revoked at any time before it is voted on any matter by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or voting by telephone or via the Internet at a later date or by attending the Annual Meeting and voting in person. The latest dated completed proxy will be the one which counts.

        The Annual Report of the Company for the fiscal year ended December 31, 2011 (the "Annual Report") is being mailed to stockholders of the Company concurrently with this Proxy Statement. The

Annual Report, however, is not a part of the proxy solicitation material. We will furnish a copy of our Annual Report, with exhibits, free of charge to each stockholder or beneficial owner of our Common Stock who forwards a written request to us at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary. This Proxy Statement and the Annual Report are also available at http://www.macgray.com/proxy.

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household unless we have received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address: Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary, telephone: 781-487-7600. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

 PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        The Board presently consists of nine members and is divided into three classes, with three directors in Class I, three directors in Class II and three directors in Class III. Directors serve three-year terms, with one class of directors being elected by the Company's stockholders at each annual meeting of stockholders. Christopher T. Jenny and Bruce C. Ginsberg will not stand for re-election. Mr. Jenny's and Mr. Ginsberg's terms expire at the Annual Meeting on June 7, 2012. The Board approved a reduction in the size of the Board to eight members effective June 7, 2012. At the Annual Meeting, two Class III directors will be elected to serve until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified.

        In February 2012, Moab Capital Partners, LLC ("Moab") notified the Company that Moab was nominating Jonathan G. Davis and Bruce A. Percelay (the "Moab Nominees") for election to the Board at the Annual Meeting. While the Company's Governance and Nominating Committee generally identifies candidates for director nominees through discussions with directors and management, the Governance and Nominating Committee will also consider stockholder recommendations for nominees for membership of the Board. The Governance and Nominating Committee elected to interview Mr. Percelay and Mr. Davis and, following each interview, the Committee met to discuss their views concerning the candidate's character, experience, qualifications and skills as a potential director of the Company. In April 2012, the Governance and Nominating Committee recommended that the Board approve, and the Board did approve, the nomination of Bruce A. Percelay as one of the Company's nominees along with Paul R. Daoust, a current director, for election as Class III directors. The Board viewed this outcome as a balanced, reasonable approach to ensuring that additional shareholder views would be represented on the Board, while enabling the Board to continue to benefit from the counsel of Mr. Daoust. After the Company filed a preliminary proxy statement disclosing the Board's nominations of Messrs. Percelay and Daoust, Moab informed the Company and disclosed in a Schedule 13G filing that it decided to withdraw its nominations and intends to support the Company's nominees for director.

        The Board has nominated Paul R. Daoust and Bruce A. Percelay for election as Class III directors and recommends that the shareholders vote FOR the Company Nominees by returning the enclosed white proxy card.

        Mr. Daoust and Mr. Percelay have consented to being named as a nominee in this Proxy Statement and have agreed to stand for election and to serve, if elected, as a director.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE TWO NOMINEES NAMED ABOVE.

 INFORMATION REGARDING DIRECTORS/NOMINEES

        Set forth below is certain information regarding the directors of the Company, including the individuals who have been nominated for election at the Annual Meeting as Class III directors, based on information furnished by them to the Company.

Name	Age	Director Since
Class I (Term expires 2013)
Edward F. McCauley	72	2004
David W. Bryan	66	2004
Mary Ann Tocio	63	2006
Class II (Term expires 2014)
Thomas E. Bullock	65	2000
William F. Meagher, Jr.	73	2007
Alastair G. Robertson	60	2008
Class III (Term expires 2012)
Christopher T. Jenny	56	2005
Bruce C. Ginsberg	53	2009
Paul R. Daoust*	64	2012
Nominees
Bruce A. Percelay*	57	—

*
Nominee for election

        Thomas E. Bullock has served as Chairman of the Board since June 2009 and has been a director of the Company since November 2000. Mr. Bullock is retired and serves as a member of the Board of Directors of Transfair USA, a fair-trade certification company working with farmers in 38 countries. Mr. Bullock was previously a director of Zildjian Cymbals. From 1997 to 2000, Mr. Bullock was President and Chief Executive Officer ("CEO") of Ocean Spray Cranberries, Inc., a global manufacturer and distributor of fruit juice and fruit products. Prior to 1997, Mr. Bullock held various senior roles with Ocean Spray for 21 years. Mr. Bullock graduated from St. Joseph's University with a BS degree in marketing. Mr. Bullock's extensive management experience as President and CEO of a nearly $2 billion major corporation and his many years of marketing and sales experience, both international and domestic, make him a very valuable member of the Board with outstanding skills and experience in executive leadership and management.

        William F. Meagher, Jr. has been a director of the Company since May 2007. Prior to his retirement in 1998, Mr. Meagher was Managing Partner of the Boston office of Arthur Andersen, LLP, an international accounting firm, where he served as engagement partner on engagements in the transportation, construction, technology and manufacturing industries. Mr. Meagher was employed by Arthur Andersen, LLP for 38 years. Mr. Meagher is a Trustee of Dana Farber Cancer Institute and North Hill Needham, Inc. Mr. Meagher formerly served on the Boards of Dover Saddlery, Inc. and SkillSoft, PLC. Mr. Meagher graduated with a BS degree in accounting from Holy Cross College. Mr. Meagher's many years of experience as an office managing partner and audit partner at Arthur Andersen, LLP, his extensive financial accounting knowledge and experience with accounting principles, financial reporting rules and regulations, as well as his experience overseeing the financial reporting process of large public companies from an independent auditor's perspective and as a board member and audit committee member of other public companies makes him an invaluable member of the Audit Committee.

        Alastair G. Robertson has been a director of the Company since June 2008. Mr. Robertson currently has his own leadership consulting company known as Motivation for Leadership. In addition, Mr. Robertson is a global advisor to Evolve Management Partners, an international change management and leadership consulting firm. Mr. Robertson joined Evolve Management Partners in 2004 as a partner and remained a partner until late 2007, when he became an advisor. Prior to advising Evolve Management Partners, Mr. Robertson was a senior partner for seven years with Accenture Ltd., a management consulting, technology services and outsourcing company, heading their Global Leadership practice and jointly leading their Organization and Strategic Change practice, across many business sectors. Prior to that time, over a span of 17 years, Mr. Robertson held senior executive positions at Mars Incorporated, PepsiCo, Inc., and Pillsbury, each a global manufacturer and distributor of beverages, food and confectionaries. Mr. Robertson spent many years in the consumer products and food industries, in R&D, marketing and manufacturing roles, before commencing his 15 year consulting career in leadership development, governance practices, strategic change and organizational behavior. He is a specialist in the creation of tailor-made leadership strategies, building on motivational strengths, to change leadership behavior on a sustained basis, creating leadership for high performance. His clients have included CEO's across the globe. Additionally Mr. Robertson is a published author on global leadership trends, and regularly participates in leadership research projects. Mr. Robertson's expertise in leadership and governance practices is valuable to the Company in his role as a Board member and as Chair of the Governance and Nominating Committee.

        Edward F. McCauley has been a director of the Company since March 2004. Mr. McCauley is retired. Over a thirty-six year career at Deloitte & Touche, LLP, one of the world's largest public accounting firms, Mr. McCauley served as Lead Audit Partner or Advisory Partner for a number of Fortune 500 companies, non-profit and regulated enterprises. He retired from Deloitte & Touche in 2001. Mr. McCauley is a director and Audit Committee Chair of Harvard Pilgrim Healthcare, Inc., a large non-profit health insurance company. Mr. McCauley was a director and Audit Committee Chair of Salary.com, Inc., formerly a NASDAQ company and provider of software as a service (SAAS) compensation solutions, which was acquired by Kenexa Corporation in 2010. Mr. McCauley has a BS in accounting from St. Joseph's University. As a retired Partner from Deloitte & Touche and a CPA, Mr. McCauley brings many years of experience in accounting and SEC regulations to the Company. He served many complex enterprises while with Deloitte & Touche, and presently serves as Chairman of our Audit Committee. Mr. McCauley's extensive financial accounting knowledge is an invaluable asset to our Board.

        David W. Bryan has been a director of the Company since March 2004. Mr. Bryan is retired. Mr. Bryan was the CEO of Capsized, Inc., an Internet specialty retailer, from 1999 - 2001 and CEO of Avedis Zildjian Company Inc., a leading manufacturer of musical instruments, from 1995 to 1999. Prior to 1995, Mr. Bryan spent twelve years in executive positions at Sara Lee Corporation, a Fortune 500 consumer products company, where his positions included Vice President and Corporate Officer responsible for strategic planning and business development and President of Aris-Isotoner Company, a $200 million subsidiary. Mr. Bryan served as a director of the Avedis Zildjian Company Inc. and Electrolux Corporation. Mr. Bryan received his B.A. from Colby College and an MBA from Columbia University. Mr. Bryan brings to the Board, and to the Company's Compensation Committee he chairs, considerable experience in executive management in both public and private companies including marketing and sales, strategic planning, new business development and corporate development.

        Mary Ann Tocio has been a director of the Company since November 2006. Ms. Tocio currently is President, Chief Operating Officer and a director of Bright Horizons Family Solutions LLC, the world's largest provider of employer-supported childcare, early education and work/life solutions. Ms. Tocio has been employed by Bright Horizons since 1992, has been President and COO since 2000 and has been a director of Bright Horizons since 2001. Prior to joining Bright Horizons, Ms. Tocio had several years of experience managing a multi-site service organization and more than 20 years of experience in the health care industry. Ms. Tocio is a director of Harvard Pilgrim Healthcare, Inc. where she serves as Vice-Chair of the board and also serves on its finance committee and nominating and governance committee. Ms. Tocio previously served on the board of directors of Zany Brainy, Inc., a NASDAQ company and specialty retailer of high quality educational toys and books. Ms. Tocio received her MBA from Simmons College School of Management. Ms. Tocio brings to our Board executive leadership experience and extensive operational management expertise in service industries for both public and private companies. The Bright Horizons experience is particularly valuable to Mac-Gray, with that company's similar decentralized, locally branch based structure.

        Christopher T. Jenny has been a director of the Company since July 2005. Mr. Jenny is currently President and Senior Partner with The Parthenon Group LLC, a Boston-based private management consulting and investment firm, and he is a member of the firm's executive committee. Prior to joining The Parthenon Group LLC in 1995, Mr. Jenny was a Partner with Bain & Company, Inc., a global business strategy consulting firm. Mr. Jenny graduated summa cum laude and Phi Beta Kappa with a BA in Mathematics from Dartmouth College and holds an MBA with high distinction from Harvard Business School. Mr. Jenny brings to the Board more than twenty years of experience as a consultant in business strategy, working specifically on issues related to business unit strategy, profit improvement and mergers and acquisitions. In addition, he has nearly a decade of experience as a senior operating executive, having managed portfolio companies for two of the nation's leading private equity firms.

        Bruce C. Ginsberg has been a Director of the Company since May 2009. From 2001 to the present, Mr. Ginsberg has been President, CEO and Director of MooBella Inc., a company that has developed an innovative ice cream dispensing system for foodservice operations. From 1999 to the present, Mr. Ginsberg has been the founder, President and sole stockholder of New England Ice Cream Corporation, a company that distributes nationally branded frozen desserts to retail, food service and machine vending accounts. In January, 2012 Mr. Ginsberg was appointed a director of Helicos Biosciences Corporation, a public company focused on sequencing-based genetic analysis technologies. Mr. Ginsberg earned his BS degree and MBA from Boston College. Mr. Ginsberg brings to the Board a sound understanding of the Company's business in terms of revenue generation, customer relations, procurement, human resources management, field asset management, control systems, branding and innovation. Mr. Ginsberg's term will expire at the 2012 Annual Meeting, and he has not been nominated for re-election at the Annual Meeting. Mr. Ginsberg will continue to serve on the Board of Directors until the Annual Meeting.

        Paul R. Daoust has been a Director of the Company since January, 2012. Since February, 2005, Mr. Daoust has served as the chairman of HighRoads, Inc., a privately held technology-enabled services company, where he also served as CEO from February, 2005 to December, 2008. Mr. Daoust served as Interim CEO of Salary.com (SLRY), a provider of SAAS compensation solutions, from January 2010 to October, 2010, and was a member of its Board from November, 2006 to October, 2010 when the company was acquired. Mr. Daoust served on the Board of Directors of Gevity HR, Inc. (GVHR), a publicly traded company providing HR to the SMB Market from May, 2006 to June, 2009 when it was acquired. From October, 2000 to July, 2003 he was chairman and CEO of GRX Technologies, Inc., a privately held software company. For more than 28 years, Mr. Daoust worked for Watson Wyatt Worldwide, one of the world's largest HR consulting firms and retired in June, 1998 after a 5 year stint as global COO and 9 years as a board director. He currently serves on the advisory boards of Brodeur Partners, Employ Insight and Bullseye Evaluation, all private companies. Mr. Daoust holds a B.A. in Mathematics from Boston College and a Masters of Actuarial Science, with distinction, from the University of Michigan and he is a Fellow of the Society of Actuaries. Mr. Daoust brings to the Board extensive experience in executive management and board directorship for both public and private companies.

        Bruce A. Percelay is 57 years old. From 1985 to the present, Mr. Percelay has served as Chairman of The Mount Vernon Company, a Boston-based real estate investment and development firm that owns and operates approximately 1,400 apartments in the greater Boston, Massachusetts and Providence, Rhode Island markets. Mr. Percelay is not a director, and for the last five years has not been a director, of any publicly held company or any company that is a registered investment company under the Investment Company Act of 1940. Mr. Percelay brings to the Board operational, financial and strategic experience with the Company's core customer base as well as financial valuation, acquisition and divestiture experience.

 CORPORATE GOVERNANCE

Board of Directors

        During the fiscal year ended December 31, 2011 ("Fiscal 2011"), the Board held ten (10) meetings. During the periods that he or she served, each director attended at least 75% of the aggregate of: (1) the number of Board meetings held and (2) the number of meetings of all committees on which he or she served.

Director Independence

        The Board determined that each of our directors and nominees (Messrs. Jenny, Bryan, Bullock, McCauley, Robertson, Meagher, Ginsberg, Daoust, Percelay and Ms. Tocio) is independent within the meaning of the director independence standards of the NYSE and the applicable rules of the Securities and Exchange Commission (the "SEC"). In making this determination, the Board solicited information from each of the directors and nominees regarding, among other things, whether that director or nominee, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving our Company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director's normal compensation. The Board considered the responses of the directors and nominees, and independently considered the commercial agreements and other material transactions entered into by us during Fiscal 2011, and determined that none of our directors or nominees had a material interest in those transactions.

        Directors are encouraged to attend the Company's annual meetings of stockholders. All directors serving on the Board at the time attended the 2011 annual meeting of stockholders.

Chairman Independence

        The Board of Directors does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors or should be an employee of the Company. The Board of Directors believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer of the Company are separated.

Executive Session

        In accordance with the Company's Corporate Governance Guidelines, the independent directors meet in executive session at least four (4) times per year. Mr. Bullock, the independent chairman of the Board, presides at such meetings.

Board Evaluation

        The Governance and Nominating Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures. The Audit Committee, the Compensation Committee and the Governance and Nominating Committee each conduct an annual evaluation of their performance and procedures, including the adequacy of their charters.

Code of Business Conduct

        The Board has adopted a Code of Business Conduct applicable to all officers, employees and Board members. The Code of Business Conduct is posted on Mac-Gray's website at www.macgray.com under the "Corporate Governance" caption of the "Investor Relations" tab and is also available in print to any stockholder upon request. Any amendment to, or waiver of, the Code of Business Conduct that applies to the Company's CEO, Chief Financial Officer, Vice President of Finance, Corporate Controller or any person performing similar functions will be disclosed on the website promptly following the date of such amendment or waiver.

Communications with the Board

        The Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to the Secretary of the Company at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451 and marked to the attention of the Board, any of its committees or individual directors or the non-management directors as a group. All correspondence will be forwarded to the intended recipients.

Committees of the Board

        The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and an Executive Committee. Each committee is comprised solely of directors determined by the Board to be independent under the applicable NYSE and SEC rules. You may find copies of the charters of the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee in the "Investor Relations" section of our website at www.macgray.com. The charters are also available in print to any stockholder upon request.

        Audit Committee.    The Audit Committee, consisting of Edward F. McCauley (Chairman), William F. Meagher, Jr. and Bruce C. Ginsberg, held eight (8) meetings during Fiscal 2011. The Board has made a determination that each of the members of the Audit Committee satisfies the independence and experience requirements of both the NYSE and SEC. The Board also determined that each of Messrs. McCauley and Meagher is an "audit committee financial expert," as defined by SEC rules. In addition, the Board determined that each Audit Committee member is financially literate as defined by the NYSE. The Audit Committee assists the Board in its oversight of the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the qualifications, independence and performance of the Company's independent auditors; and the performance of the Company's internal audit function. This includes the selection and evaluation of the independent auditors; the oversight of the Company's systems of internal accounting, internal controls, and financial controls; the review of the annual independent audit of the Company's financial statements; the establishment of "whistle-blowing" procedures; and the oversight of other compliance matters. The Audit Committee meets periodically with management, the internal auditor and the Company's independent auditors in separate executive sessions.

        Compensation Committee.    The Compensation Committee, consisting of David W. Bryan (Chairman), Christopher T. Jenny, Mary Ann Tocio and Paul R. Daoust (who joined in January, 2012), held six (6) meetings during Fiscal 2011. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NYSE rules set forth in Section 303A of the New York Stock Exchange Listed Company Manual.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include:

  •
  Compensation Plans:  Reviewing the Company's compensation plans; counseling with the Company's CEO and independent consultants regarding different compensation approaches; periodically reviewing market data to assess the Company's competitive position for the components of its executive officer compensation by reviewing current compensation surveys; and administering and making recommendations to the Board regarding the adoption, amendment, rescission of, or other matters regarding all incentive compensation plans and equity-based plans.

  •
  Chief Executive Officer Compensation:  Reviewing and approving the annual corporate goals and objectives that may be relevant to the compensation of the CEO; annually evaluating the performance of the CEO in meeting those goals and objectives; and based on such evaluation, setting the CEO's compensation.

  •
  Executive Officer Compensation:  Reviewing and approving the compensation of the Company's executive officers other than the CEO.

  •
  Board Compensation:  Making recommendations, in consultation with the Governance and Nominating Committee, to the Board regarding the compensation of members of the Board, including awards under the Company's equity-based plans.

        The Compensation Committee also determines the number of options to be granted or shares of Common Stock to be issued to eligible persons under the Company's 2009 Stock Option and Incentive Plan (the "2009 Plan," together with the 2005 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan, the "Option Plans"), prescribes the terms and provisions of each grant made under the Option Plans and administers and interprets the Option Plans.

        The Compensation Committee has the authority to delegate its authority to subcommittees but has not elected to do so as of the date of the mailing of this Proxy Statement.

        Governance and Nominating Committee.    The Governance and Nominating Committee, consisting of Alastair G. Robertson (Chairman), Edward F. McCauley and Thomas E. Bullock, held seven (7) meetings during Fiscal 2011. The Governance and Nominating Committee assists the Board in finding and nominating qualified people for election to the Board, assessing and evaluating the Board's effectiveness, and establishing, implementing and overseeing the Company's governance programs and policies. The Board has adopted a Governance and Nominating Committee charter and Corporate Governance Guidelines, which are available in the "Investor Relations" section of the Company's website at www.macgray.com. These materials are also available in print to any stockholder upon request.

Policies Governing Director Nominations

        The Governance and Nominating Committee is responsible for reviewing the qualifications of, and recommending to the Board, individuals to be nominated for membership on the Board. The Governance and Nominating Committee considers nominees using the criteria for the composition of the Board and the qualifications of members as outlined in the Governance and Nominating Committee charter. The Governance and Nominating Committee believe that nominees should, in the judgment of the Board, be individuals of the highest character and integrity, possessing business and financial acumen, demonstrated business ethics, and tenure and breadth of experience in a significant leadership capacity. The Governance and Nominating Committee also believes that each individual shall provide the desired mix of characteristics, qualifications, and diverse experiences, perspectives, and skills appropriate for a corporation such as the Company.

        Neither the Company's Governance and Nominating Committee nor its Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees. However, both may consider diversity when identifying and evaluating proposed director candidates.

        Generally, the Governance and Nominating Committee identifies candidates for director nominees through discussions with directors and management and may engage search firms or other advisors. The Governance and Nominating Committee will also consider stockholder recommendations for nominees for membership on the Board. Stockholders may make a nominee recommendation by sending the nomination to the Secretary of the Company at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451, who will then forward the recommendation to the Governance and Nominating Committee. Qualified entirely by reference to the Company's By-Laws and Governance and Nominating Committee charter and the disclosure requirements set forth therein, a stockholder's recommendation must include, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

  •
  The name and address of the stockholder making such recommendation as they appear on the Company's books, and the names and addresses of any other stockholders proposing such candidate;

  •
  As to each proposing stockholder, certain information regarding such stockholder's beneficial ownership of, and arrangements related to, securities of the Company;

  •
  A description of all arrangements or understandings by and among any of the stockholders proposing such candidate; and

  •
  All information relating to such candidate that is required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        The Governance and Nominating Committee may request additional information regarding such candidate to assist in its evaluation. In evaluating director nominees, the Governance and Nominating Committee shall be guided by the following principles: (1) each candidate should be an individual of the highest character and integrity, possessing business and financial acumen, demonstrated business ethics, and tenure and breadth of experience in a significant leadership capacity, (2) each candidate should provide the desired mix of characteristics, qualifications, and diverse experiences, perspectives, and skills appropriate for a corporation such as the Company, (3) each candidate's past or anticipated contributions to the Board and its committees should be clear, (4) each candidate should have sufficient time to devote to the affairs of the Company, and (5) each candidate should represent the interests of the stockholders as a whole. The Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

        The Board maintains an active role in the oversight of risk management for the Company. This oversight is conducted directly by the Board and also through committees of the Board, as disclosed in the descriptions of each of the committees contained in this Proxy Statement and in the charters of each of the committees. The Board regularly reviews information relating to the Company's credit, liquidity and operations, as well as the risks associated with each. The Board committees also regularly review and manage risk. The Audit Committee manages risk through the oversight and monitoring of the Company's financial reporting process, the Company's procedures for compliance with accounting, legal and regulatory requirements, and the performance of the Company's internal audit function. The Compensation Committee is responsible for the management of risks relating to the executive compensation program, including incentive-based and equity-based awards. The Governance and Nominating Committee monitors risk associated with the independence of the Board and potential conflicts of interest as well as with director nominations, both internally and by shareholders, through an analysis of credentials and the development of nomination guidelines. The Governance and Nominating Committee also manages risk through review of corporate governance, providing recommendations for changes, including composition of the Board, and assuring communication with shareholders.

 REPORT OF THE AUDIT COMMITTEE

        As more fully described in its charter, the Audit Committee is appointed by the Board to assist the Board in the general oversight and monitoring of management's and the independent auditor's execution and supervision of the Company's financial reporting process, the Company's procedures for compliance with legal and regulatory requirements, and the performance of the Company's internal audit function. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of both the Company's internal audit function and external independent auditor.

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States ("GAAP"). Management has the primary responsibility for preparation of the financial statements. The Company's independent auditors are responsible for auditing those financial statements and expressing their opinion on whether the financial statements are fairly stated in all material respects in conformity with GAAP. In giving recommendations to the Board, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (ii) the report of the Company's independent auditors with respect to such financial statements.

        The Audit Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors, the Company's audited financial statements for the year ended December 31, 2011. The Audit Committee has discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (ACIPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company and its management. Further, the Audit Committee has considered whether PwC's provision of non-audit services to the Company is compatible with maintaining their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

The Audit Committee,

Edward F. McCauley, Chairman
William F. Meagher, Jr.
Bruce C. Ginsberg

Independent Auditor Fees

        The aggregate fees billed by PwC in Fiscal 2011 and the fiscal year ended December 31, 2010 ("Fiscal 2010") for professional services rendered for audit, audit-related, tax and all other services were:

Type of Fees	2010	2011
Audit Fees:	$701,494	$698,200
Audit-Related Fees:	0	12,400
Tax Fees:	11,000	11,000
All Other Fees:	0	0

Total:	$712,494	$721,600

        In the above table and in accordance with the definitions and rules of the SEC, "audit fees" are fees the Company incurred with PwC for professional services for the audits of the Company's annual financial statements and effectiveness of the Company's internal controls over financial reporting, review of financial statements included in the Company's quarterly reports on Form 10-Q, and for services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements. The "audit-related fees" are fees for assurance and related services incurred by the Company with PwC that are reasonably related to the performance of the audit or review of the Company's financial statements and are not "audit fees." The "tax fees" are fees for tax compliance, tax advice and tax planning incurred by the Company with PwC. The "all other fees" refers to fees for any services provided to the Company by PwC that are not included in any of the foregoing categories. During Fiscal 2010 and Fiscal 2011, PwC provided various audit and tax services to the Company. The Audit Committee has adopted policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services performed by PwC in order to assure that the provision of such services does not impair PwC's independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service the Company obtains from PwC.

INFORMATION REGARDING EXECUTIVE OFFICERS

        The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.

Name	Age	Position
Stewart G. MacDonald, Jr.	62	CEO
Michael J. Shea	62	Executive Vice President, Chief Financial Officer and Treasurer
Neil F. MacLellan, III	52	Executive Vice President
Philip Emma	55	Executive Vice President
Robert J. Tuttle	59	Executive Vice President, Technology and Information Systems
Sheffield J. Halsey, Jr.	62	Executive Vice President, Marketing
Linda A. Serafini	60	Vice President, General Counsel and Secretary

        Stewart G. MacDonald, Jr. has served as Chief Executive Officer since 1996. He served as a director of the Company from 1983 to 2009, serving as the Chairman of the Board from 1992 to 2009.

        Michael J. Shea has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1998. Mr. Shea served as Secretary of the Company from April 1999 until November 2006. Prior to joining Mac-Gray, Mr. Shea held senior positions in finance and accounting with various companies.

        Neil F. MacLellan, III has been with the Company since 1985 and has served as Executive Vice President since November 2006. From August 1998 to November 2006, Mr. MacLellan served as Executive Vice President, Sales and Chief Operating Officer. From March 1996 to August 1998, he served as Executive Vice President, Sales and Marketing.

        Philip Emma has served as Executive Vice President since January 2008. He served as Vice President and General Manager of Product Sales from January 2005 to January 2008 and Vice President and General Manager of Intirion Corporation (MicroFridge), a wholly owned subsidiary of Mac-Gray, from August 2002 until January 2005. Prior to joining Mac-Gray, Mr. Emma was Vice President and General Manager at Coca-Cola Enterprises Inc., the largest bottler and distributor of Coca-Cola products in the world.

        Robert J. Tuttle has served as Executive Vice President, Technology and Information Systems since January 2008. He served as Chief Information Officer and Chief Technology Officer from July 2004 to January 2008 and served as Vice President of Field Technology from 2001 to 2004. Mr. Tuttle has been with the Company since 2001. Prior to that, he held various management positions with the worldwide electronics firms of Philips Electronics and Oki Advanced Products as well as Arthur Blank & Company Inc., a Boston based manufacturer of plastic gift, phone and similar type cards.

        Sheffield J. Halsey, Jr.    has served as Executive Vice President, Marketing since January 2010. He served as Vice President, Marketing from January 2001 until January 2010. Prior to joining Mac-Gray, Mr. Halsey was Executive Vice President at Arnold Communications and has provided marketing and advertising services to several Fortune 500 and other companies over 23 years.

        Linda A. Serafini has served as Vice President and General Counsel since April 2006 and was elected Secretary of the Company in November 2006. Prior to joining Mac-Gray, for 20 years Ms. Serafini held various senior legal positions at The Gillette Company, a Fortune 200 consumer products company, including chief legal counsel for the Stationery Products Group, Oral-B Laboratories and the Global Information Technology and Global Supply Chain organizations.

        Each of the executive officers holds his or her respective office until the regular annual meeting of the Board following the annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Compensation Committee Interlocks and Insider Participation

        During Fiscal 2011, Messrs. Bryan, Jenny, Daoust and Ms. Tocio served as members of the Compensation Committee. No member of the Compensation Committee was an officer, employee or former employee of the Company, or had any relationship with the Company requiring disclosure herein.

        During Fiscal 2011, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        Our executive compensation program is designed to align our executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value. The Compensation Committee strongly believes in pay-for-performance.

        Following Fiscal 2010, a year in which base salaries had remained level with Fiscal 2009, for Fiscal 2011, the Compensation Committee approved a 3% increase to the base salaries of each of the executive officers. In addition, the Committee set for 2011 what it believed to be reasonably difficult performance goals for the Company's short- and long-term incentive compensation plans. In Fiscal 2011, the Company delivered solid financial results. For the short-term incentive compensation plan, each of the named executed officers earned 99% of his target bonus award. For the long-term incentive compensation plan, the two performance goals were met at the 108% (Free Cash Flow) and the 99% (Consolidated Revenue) levels respectively, which resulted in the base award RSUs subject to vesting for the current year vesting at approximately 99%, the RSU excess award grant for Fiscal 2009 vesting at 80%, the RSU excess award grant for Fiscal 2010 vesting at 60% and the RSU excess award grant for Fiscal 2011 vesting at 54%.

        Please see the section below entitled "Long Term Incentive Compensation" for a more detailed discussion.

        In February, 2012, the Board of Directors, upon the recommendation of the CEO and the Compensation Committee, adopted a stock ownership policy for senior management. The policy is designed to align our executives with the long-term interests of our stockholders and promote Company ownership. Under the new policy, the Company's chief executive officer must own stock with a value equal to at least six (6) times his annual salary, the Company's five executive vice presidents are required to hold stock with a value of at least three (3) times their annual salaries and fifteen other company executives are required to hold either one or two times their salaries in Company stock. In 2008, the Company adopted Director Stock Ownership Guidelines that require each director to hold common stock equal to six (6) times the value of the annual retainer beginning in July, 2012. Both stock ownership programs are discussed in more detail below.

        The Company does not offer its executives a pension plan or any non-qualified deferred compensation plan nor does it provide tax gross-up provisions in its executive compensation arrangements. The Company does not provide its executives with significant perquisites or other personal benefits.

Overview of Compensation Program

        The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy. The Compensation Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. The Compensation Committee presently makes all compensation decisions for the Company's executive officers (the "executive officers"), and together with the Governance and Nominating Committee, recommends compensation levels for the Company's directors.

        Throughout this Proxy Statement, the individuals who served as CEO and Chief Financial Officer during Fiscal 2011, as well as the other executive officers included in the "Summary Compensation Table" are referred to as the NEOs.

Compensation Philosophy and Objectives

        The Compensation Committee believes that the most effective executive officer compensation program is one that aligns executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value.

        The five core principles of our executive officer compensation program include:

  •
  Pay-for-Performance:  The Compensation Committee uses compensation to clearly differentiate performance based on the Company's businesses and individual executive officers' results.

  •
  Pay competitively:  The Compensation Committee believes in positioning executive officer compensation at competitive levels necessary to attract and retain exceptional leadership talent. Performance and responsibility can result in an individual's total compensation that is higher or lower than our target market position. The Compensation Committee regularly utilizes the assistance of a consultant to provide information on current market practices, programs and compensation levels.

  •
  Short- and long-term balance:  The Compensation Committee structures executive officer compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance and operational objectives, with the goal of increasing stockholder value in the short- and long-term.

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  Ownership:  The Compensation Committee believes that using compensation to instill an ownership culture effectively aligns the interest of management and our stockholders. As such, the Compensation Committee designs equity based compensation, including performance-based restricted stock units and stock option awards, to provide incentives for our executive officers to enhance stockholder value. In 2012, the Compensation Committee instituted a stock ownership policy for senior management to further encourage an ownership culture.

  •
  Total compensation perspective:  The Compensation Committee considers all components—base salary, annual incentive, long-term incentives, stock ownership levels, benefits and perquisites—in total.

        To this end, the Compensation Committee reviews executive officer compensation annually to assess if the Company is able to attract and retain exceptionally talented executive officers and to ensure that a substantial portion of total compensation is linked to the Company's ability to meet its annual financial and non-financial goals and to create stockholder value over the long term.

        In 2010, the Compensation Committee engaged CFS Consulting Inc. ("CFS"), an independent compensation consulting firm, to conduct a market analysis and recommendations for the Company's 2011 total compensation program for executive officers. In 2011, the Compensation Committee engaged Haigh and Company to conduct a review of the Company's equity compensation plans and to offer specific guidance on those plans' effects on dilution.

Setting Executive Officer Total Compensation

        Based on the foregoing objectives, the Compensation Committee has structured the Company's annual and long-term incentive-based cash and non-cash executive officer compensation to motivate executive officers to achieve the business goals set by the Company and reward the executive officers for achieving such goals. The cash- and stock-based and the short- and long-term components of our executive compensation program begin with a total compensation amount. In this regard, the Compensation Committee, with the assistance of CFS, developed an external market model of similarly situated companies from which to develop its executive total compensation comparisons for benchmark executive positions. The market model consisted of: Scope: companies with revenues below approximately $700 million; Form: investor owned, freestanding businesses; Industry: for-profit companies engaged in the service industry (excluding financial services, banking, insurance and utilities); Location: companies with operations across the United States, with headquarters in the northeastern region of the United States. Market executive total compensation results were also drawn from two nationally recognized executive compensation surveys: Economic Research Institute ("ERI") and Towers Watson's survey of Executive Total Compensation. Data was gathered as well from selected Massachusetts-based publicly-traded companies' proxy statements. All surveyed data was compiled using median or "going-rate" results from these sources. Composite total compensation results for each benchmark position were developed after considering all source data and eliminating any fringe data. The Compensation Committee sought to define the Company's target total compensation objective at the resulting market median level for comparable organizations. The Compensation Committee then looked at actual end-of-year Company and individual performance and made a determination as to how the actual executive total compensation should be set given the goals and achievements. For purposes of the external market model, the Compensation Committee, upon the recommendation of CFS, selected the following similarly situated companies for Fiscal 2011:

  American Biltrite Inc.
  Analogic Corporation
  Aspen Technology, Inc.
  CRA International, Inc.
  Cubist Pharmaceuticals, Inc.
  Dynamics Research Corporation
  GSI Group, Inc.
  Haemonetics Corporation
  i Robot Corporation
  Jackson Hewitt Inc.
  Kadant Inc.
  Lionbridge Technologies, Inc.
  Progress Software Corporation
  Sapient Corporation
  Steinway Musical Instruments, Inc.

        One goal of the Compensation Committee is to provide total compensation opportunities that, assuming performance objectives are achieved, will be comparable to those provided by the benchmark companies.

2011 Executive Officer Compensation Components

        The Company's executive compensation program includes one fixed and two variable compensation components. As a result, total compensation can vary significantly from year to year if performance objectives are missed, achieved or exceeded. Total compensation is comprised of a fixed pay component, which is base salary, and two variable pay components, which consist of an annual performance-based cash bonus and a long-term equity incentive which is in part performance-based. The Compensation Committee believes that it is appropriate for executives to have at least one-half of their total compensation in the form of variable pay. For Fiscal 2011, the principal components of compensation for the NEOs were:

  •
  Base salary;

  •
  Performance-based annual incentive compensation; and

  •
  Long-term equity incentive compensation.

Base Salary

        The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive officer based on their position and responsibility and by using available market data related to base salaries paid by other organizations. Salary levels are reviewed annually as part of the Company's performance review process as well as upon a change in job responsibility. In reviewing base salaries for executive officers, the Compensation Committee primarily considers:

  •
  Competitive pay practices;

  •
  The performance of the executive officer including any change in the responsibilities assumed by the executive officer; and

  •
  The performance of the Company.

        The Compensation Committee reviewed the base salaries for the NEOs and increased each salary by 3% for 2011. There had been no salary increase in 2010, so the salaries for 2011 were raised 3% from what they had been in 2009.

Performance-Based Incentive Compensation

  Short-Term Incentive Compensation

        The Company's Senior Executive Incentive Plan (the "Cash Plan") is intended to promote the achievement of the Company's business goals and annual financial objectives, and is based on financial and individual objectives established by the Compensation Committee. In the first quarter of each year, the Compensation Committee sets minimum, target and maximum levels for each financial objective taking into consideration the Company's annual business plan, longer-term expectations regarding Company performance and, as appropriate, the specific circumstances facing the Company during the coming year. The Compensation Committee also establishes the target bonus for each NEO based on a percentage of the NEO's base salary. The actual amount of the cash bonus award that is paid varies between 0% and 150% of the target bonus depending on the achievement of the financial and individual objectives. If a financial or individual objective is not met at the minimum threshold level, then the NEO does not earn the portion of the bonus award attributable to that objective. If a financial objective is achieved at or greater than the minimum threshold level and at or less than the maximum level, then the NEO earns between 95% and 150% of the portion of the bonus award attributable to that objective based on the level achieved. If a financial objective is achieved at greater than the maximum level, then the 150% of the portion of the bonus award attributable to that objective is nevertheless capped at 150%.

        For 2011, 90% of the target bonus for each NEO was based upon achievement of corporate financial objectives, as follows: (i) consolidated revenue (30%); (ii) consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) (25%); (iii) certain key financial ratios (25%) and (iv) earnings per share (10%). The Compensation Committee set the EBITDA and earnings per share objectives on an adjusted basis taking into account two non-operating items, gain (loss) related to derivative instruments and loss on early extinguishment of debt,. The remaining 10% of the target bonus for each NEO was based upon achievement of individual objectives. For 2011, the individual objectives for each NEO related to the deployment of Salesforce.com across the Company.

        For 2011, the Compensation Committee set target bonus awards equal to 70% of base salary for Mr. MacDonald and 60% of base salary for Messrs. Shea, MacLellan, Tuttle and Emma.

        The Compensation Committee set the following financial objectives for Fiscal 2011.

	0%	100% (Target)	150%
Revenue	$293,949,000	$326,610,000	$359,271,000
EBITDA	$60,399,000	$67,110,000	$73,821,000
Earnings Per Share	$0.30	$0.38	$0.76

        The final Fiscal 2011 financial objective set by the Compensation Committee was three financial ratios: consolidated total funded debt to consolidated EBITDA of less than 4.5 to 1; consolidated senior secured funded debt to consolidated EBITDA of less than 2.25 to 1; and consolidated cash flow to total debt service of more than 1.2 to 1. All three of the financial ratios must be achieved in order to earn the portion of the target bonus attributable to that financial objective. For 2011, the minimum threshold level for the financial objective related to revenue was set at 95% of the target level, the minimum threshold level for the EBITDA objective was set at 95% and the minimum threshold level for the EPS objective was set at 95% of the target. In determining whether the EBITDA objective was met, the Compensation Committee added back certain extraordinary, non-operating expenses aggregating $1.726 million.

        For 2011, the financial objectives were achieved at the following levels: revenue—99%; EBITDA—100%; earnings per share—92%; and the three financial ratios—100%. In addition, each NEO achieved his individual objectives for 2011 at 100%. Accordingly, each NEO earned 99% of his target bonus award: Mr. MacDonald—$359,300; Mr. Shea—$219,900; Mr. MacLellan—$169,600; Mr. Emma—$169,600; and Mr. Tuttle—$149,500. Awards made to NEOs under the Cash Plan in March, 2012 for performance in 2011 are reflected in column (g) of the "Summary Compensation Table".

        Generally, the Compensation Committee sets the minimum, target and maximum levels of the financial objectives such that the relative difficulty of achieving the objectives is consistent from year to year.

        The financial goals for the 2012 annual cash bonus awards will continue to be based on consolidated revenue, consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), key financial ratios and earnings per share.

  Long-Term Incentive Compensation

        The Company's Long-Term Incentive Plan (the "Equity Plan") encourages participants to focus on long-term Company performance and provides an opportunity for participating executives to increase their financial ownership in the Company through grants of restricted stock unit awards ("RSUs") and stock options. The Compensation Committee designates the Company's executive officers and other key employees that are eligible to receive awards under the Equity Plan. Each of the NEOs participates in the Equity Plan. In the first quarter of each year, the Compensation Committee determines the annual award value for each participant based on a percentage of base salary. The awards are then granted to participants, with 50% of the award value in RSUs and 50% of the award value in stock options. For this purpose, RSUs are valued based on the number of units subject to the award multiplied by the average closing price of the Company's common stock for the ten trading days preceding the grant date. Stock options are valued based on the Black-Scholes option-pricing model. For 2011, the Compensation Committee set annual award values equal to 150% of base salary for Mr. MacDonald, 100% of base salary for Mr. Shea, 70% of base salary for Messrs. MacLellan and Emma, and 60% of base salary for Mr. Tuttle.

        Each year the Compensation Committee also establishes one or more financial performance objectives for the Equity Plan. For 2011, there were two financial objectives established for the Equity Plan. The first objective, weighted at 70% of the total, consisted of the Company's earnings before interest, taxes, depreciation and amortization (EBITDA), less the Company's interest expense, capital expenditures and dividend payments, on a weighted average shares outstanding basis. For 2011, this free cash flow financial objective was set at $1.17 per share. The second financial objective for 2011 was a consolidated revenue target, weighted at 30% of the total, and set at $326,610,000 of consolidated revenue. There are two financial objectives for 2012, one based on the same free cash flow measure and one based on the Company's consolidated revenue.

        All stock options awarded under the Equity Plan have an exercise price equal to the closing price of the Company's common stock on the NYSE as of the date of grant, and become exercisable over a three-year period, at the rate of 33 1/3 percent each year, subject to continued employment of the participant by the Company or a subsidiary. All RSUs granted under the Equity Plan potentially vest over a three-year period, at the rate of up to 33 1/3 percent each year, subject to both continued employment of the participant by the Company or a subsidiary and the Company meeting or exceeding the performance objectives established by the Compensation Committee for the applicable fiscal year. All RSUs are settled in shares of the Company's common stock, except that Mr. MacDonald, given his substantial existing equity ownership in the Company, has the right to have all or any portion of his RSUs settled in cash. Effective in 2012, in connection with the Company's new Stock Ownership Policy for senior management, any executives who have met their stock ownership goal under the policy may elect to have their RSU grants settled in cash. The goal of this new policy is to potentially reduce the dilutive effect on other shareholders. In 2012, eight executives elected to have their RSU grants settled in cash.

        If the financial objectives for a fiscal year are not met at the 80% level, then the 1/3 portion of the RSUs subject to vesting with respect to that year will not vest and will be forfeited. If the financial objective for a fiscal year is achieved at or greater than the 80% level and at or less than the 100% level, then the 1/3 portion of the RSUs subject to vesting with respect to that year will vest between 30% and 100% based on the level achieved. Beginning with the RSU grant for Fiscal 2009, the Equity Plan includes the possibility of achieving an excess award such that if the financial objective for a fiscal year is achieved at or greater than the 100% level and at or less than the 110% level, then the 1/3 portion of the RSU excess award subject to vesting with respect to that year will vest between 10% and 100% based on the level achieved. Excess awards are granted in the form of restricted stock units. The maximum potential value of each excess award granted for Fiscal Years 2009, 2010, 2011 and 2012 was equal to 5% of the relevant participant's total annual award for that fiscal year.

        For 2011, the Company generated free cash flow of $18,909,000, or $1.26 per share on a weighted average shares outstanding basis and achieved $322,028,000 in consolidated revenue. Therefore, the free cash flow objective was achieved at the 108% level and the consolidated revenue objective was achieved at the 99% level. Accordingly, the 1/3 portion of each NEO's base award RSUs subject to vesting for 2011 vested 99%, the RSU excess award grant for fiscal year 2009 vested at the 80% level, the RSU excess award grant for fiscal year 2010 vested at the 60% level and the RSU excess award grant for fiscal year 2011 vested at the 54% level. In determining whether the free cash flow objective was met, the Compensation Committee added back certain extraordinary, non-operating expenses aggregating $1.726 million.

Retirement and Other Benefits

  Retirement Plans

        Other than the qualified 401(k) Plan with a Company match that the Company makes available to all employees, the Company does not provide its executive officers with any other retirement benefits.

  Perquisites and Other Personal Benefits

        The Company provides NEOs with certain limited perquisites and other personal benefits that the Compensation Committee believes are reasonable and appropriate for attracting and retaining executives for key positions. For 2011, the Company paid the premiums on supplemental life and disability insurance coverage for Messrs. MacDonald, Shea and MacLellan. Messrs. MacDonald, Shea and MacLellan also participate to the same extent as other employees in the Company's 401(k) plan. Information regarding these perquisites and other personal benefits that were paid for Fiscal 2011 is provided under column (i) of the "Summary Compensation Table".

Senior Management Stock Ownership Policy

        Our Board of Directors believes that it is important to align the interest of those in senior management positions with those of our stockholders. As another step toward ensuring such alignment, the Board of Directors adopted the Stock Ownership Policy on February 3, 2012, mandating stock ownership for senior management. Under this policy, the Chief Executive Officer, each Executive Vice President, each General Manager, each National Vice President and each Corporate Vice President of the Company ("Covered Individuals") must achieve minimum equity ownership in proportion to such individual's base compensation (the "Minimum Share Requirement") and then maintain such ownership during their continuing employment. The Chief Executive Officer must achieve a minimum equity ownership equal to six times base salary, while each Executive Vice President must achieve a minimum equal to three times base salary, each General Manager must achieve a minimum equal to two times base salary, and each National Vice President and each Corporate Vice President must achieve a minimum equity ownership equal to base salary. Each Covered Individual must make a good faith effort to attain their applicable Minimum Share Requirement by the fifth anniversary of the later of (i) February 3, 2012 or (ii) the date that such Covered Individual commences services as an employee of the Company. The types of securities that will be counted toward the Minimum Share Requirement include shares of our common stock owned outright by the Covered Individual and/or by spouse and/or children (whether individually or jointly), shares held in trust for the benefit of the Covered Individual and/or for the benefit of spouse and/or children, and shares and stock units granted to the Covered Individual pursuant to the equity compensation plans of the Company for which restrictions have lapsed. The excess, if any, of the fair market value (as of any date, the average closing price per share as reported for the 30-day period ending with such date) of vested but unexercised stock options granted to the Covered Individual pursuant to the equity compensation plans of the Company over the aggregate exercise price of such shares pursuant to such stock option also counts toward the satisfaction of the Minimum Share Requirement. Unvested stock options and restricted stock and restricted stock units still subject to a risk of forfeiture will not count towards satisfaction of the Minimum Share Requirement. Our goal in creating this stock ownership requirement is to further ensure that our senior management is personally committed to our continued financial success.

Employment Agreements

        The Company is party to employment agreements with four of the NEOs, including each of Messrs. MacDonald, Shea, MacLellan and Tuttle. Under these employment agreements, each executive is entitled to participate in the Cash Plan. Each executive is also entitled to participate on the same basis with other executives in each of the Company's other stock option, stock purchase (Mr. MacDonald is not eligible to participate in this plan), group life insurance, medical coverage, or other retirement or employee benefit plans. The employment agreements provide for certain severance benefits payable to the executive in the event his employment with the Company is terminated by the Company without "cause" or by the executive for "good reason." These severance benefits are described in detail under "POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL" below. The employment agreements each contain non-competition and non-solicitation restrictive covenants covering a period of eighteen (18) months following termination of the executives' employment with the Company for any reason.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee makes final compensation decisions for the NEOs taking into consideration the recommendations of the CEO, and approves recommendations regarding equity awards to all executives and other employees of the Company. The CEO regularly attends Compensation Committee meetings. The CEO annually reviews the performance of each member of the executive officer team, other than himself, whose performance is reviewed by the Governance and Nominating Committee as well as by the Compensation Committee. The CEO then presents his conclusions and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, to the Compensation Committee. The Compensation Committee then exercises its discretion in modifying any recommended adjustments or awards to executive officers.

Tax and Accounting Implications

  Deductibility of Executive Officer Compensation

        The Compensation Committee reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

  Accounting for Stock-Based Compensation

        Beginning on January 1, 2006, the Company began accounting for stock-based payments including its stock option grants and restricted stock unit grants in accordance with the requirements of FASB ASC Topic 718.

Compensation Committee Activity

        The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of executive officer compensation and, to that end, took steps in 2011 to enhance the Compensation Committee's ability to effectively carry out its responsibilities as well as to ensure that there are strong links between executive officer compensation and performance. Examples of actions taken by the Compensation Committee in 2011 include:

  •
  Refined the executive officer compensation structure to position the Company's levels of executive officer compensation competitively with the marketplace in which the Company competes for talent;

  •
  Established the performance objectives under the annual incentive plan and the target bonuses for NEOs under the plan;

  •
  Reviewed and modified the Company's Long-Term Incentive Plan, the defined "performance goal," analyzed 2011 performance against the performance objectives established for 2011, and set new performance goals and relative weightings for 2012;

  •
  Recommended to the Board of Directors that a Stock Ownership Policy for senior management be put in place and determined the appropriate levels of required stock ownership for management;

  •
  Reviewed with the assistance of an outside consultant, Haigh and Company, the Company's equity plans and instituted several changes to better align the Company's equity plans with Company goals and shareholder interests;

  •
  Introduced a change to the Company's Long-Term Incentive Plan to allow executives who have attained the required level of stock ownership under the new Stock Ownership Policy to elect to receive the RSU portion of the grants in cash;

  •
  Reviewed the Board of Director's compensation levels in line with the competitive marketplace as reported and analyzed by CFS and decided to make no changes for 2011;

  •
  Reviewed the individual directors' progress in complying with the Director Stock Ownership Guidelines;

  •
  Held interim progress reviews against the Company's incentive plans;

  •
  Held executive sessions without Company management present when appropriate; and

  •
  Reviewed 2011 base salaries for the Company's NEOs and approved a 3% increase for each NEO.

At our 2011 annual meeting of shareholders, our shareholders approved, in an advisory vote, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures in our proxy statement for fiscal 2010. The proposal was approved by our shareholders with approximately 87% of the votes cast voting "for" approval and 13% voting "against" approval. In light of the level of approval by our shareholders, the Compensation Committee did not make changes to our compensation policies or practices in response to the shareholder vote. However, the Compensation Committee regularly reviews the compensation programs of our executive officers to ensure that they achieve our desired goal of aligning the interests of our executive officers and shareholders.

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by each of the CEO, the Chief Financial Officer and the Company's three most highly compensated executive officers other than the CEO and Chief Financial Officer for Fiscal 2011, Fiscal 2010 and the fiscal year ended December 31, 2009 ("Fiscal 2009"). When setting total compensation for each of the NEOs, the Compensation Committee reviews the executive officer's total current compensation, including equity and non-equity based compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)(5)
a	b	c	d	e	f	g	h	i	j
Stewart G. MacDonald, Jr.	2011	520,000	—	389,881	389,881	359,300	—	8,172	1,667,234
CEO	2010	504,700	—	378,525	378,525	367,800	—	5,172	1,634,722
	2009	504,700	—	378,523	378,523	369,400	—	8,172	1,639,318
Michael J. Shea	2011	371,332	—	185,661	185,661	219,900	—	10,659	973,213
Executive Vice President,	2010	360,500	—	180,250	180,250	225,100	—	7,669	953,769
CFO, Treasurer	2009	360,500	—	180,257	180,257	226,200	—	10,669	957,883
Philip Emma	2011	286,443	—	100,255	100,255	169,600	—	—	656,553
Executive Vice President	2010	278,100	—	97,650	97,650	174,300	—	—	647,700
	2009	278,100	—	97,344	97,344	184,500	—	—	657,288
Neil F. MacLellan, III	2011	286,443	—	100,255	100,255	169,600	—	5,713	656,553
Executive Vice President	2010	278,100	—	97,650	97,650	174,300	—	2,713	650,413
	2009	278,100	—	97,344	97,344	184,500	—	5,713	663,001
Robert J. Tuttle	2011	252,350	—	75,705	75,705	149,500	—	—	553,260
Executive Vice President,	2010	245,000	—	73,500	73,500	153,200	—	—	545,200
Technology and	2009	245,000	—	73,506	73,506	158,100	—	—	550,112
Information Systems

(1)
The amounts listed in column e are performance based compensation and reflect the most probable outcome award value at the date of the grant in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 15 to the consolidated financial statements contained in the Company's Form 10-K for the year(s) ended December 31, 2011, 2010 and 2009. The maximum value for 2011 if paid would be:

Name	2010
Stewart G. MacDonald, Jr.	$428,869
Michael J. Shea	$204,227
Philip Emma	$110,281
Neil F. MacLellan III	$110,281
Robert J. Tuttle	$83,276
(2)
The amounts listed in column f reflect the full grant date fair values in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 15 to the consolidated financial statements contained in the Company's Form 10-K for the year(s) ended December 31, 2011, 2010 and 2009.

(3)
Column g lists amounts earned under the Cash Plan. Refer to the Compensation Discussion and Analysis section of this Proxy Statement for more details on the non-equity incentive plan.

(4)
The following table provides the details for amounts included in the "All Other Compensation" column.

Name	Year	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)	401(k) Match ($)	Total ($)
Stewart G. MacDonald, Jr.	2011	$4,235	$937	3,000	$8,172
	2010	4,235	937	0	$5,172
	2009	4,235	937	3,000	8,172
Michael J. Shea	2011	2,833	4,826	3,000	10,659
	2010	2,843	4,826	0	7,669
	2009	2,843	4,826	3,000	10,669
Neil F. MacLellan, III	2011	1,529	1,184	3,000	5,713
	2010	1,529	1,184	0	2,713
	2009	1,529	1,184	3,000	5,713
(5)
Of the total compensation amount shown for 2011, the cash portion for Stewart G. MacDonald, Jr., Michael J. Shea, Philip Emma, Neil F. MacLellan and Robert J. Tuttle was $879,300, $591,232, $456,043, $456,043 and $401,850, respectively.

 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
a	b	c	d	e	f	g	h	i	j	k	l
Stewart G. MacDonald, Jr.	1/1/2011	311,000	365,000	546,000
	1/18/2011				13,074	26,148	28,764				389,881
	1/18/2011								58,452	$14.98	389,881
Michael J. Shea	1/1/2011	191,000	223,000	334,000
	1/18/2011				6,224	12,453	13,698				185,661
	1/18/2011								27,834	$14.98	185,661
Philip Emma	1/1/2011	147,000	172,000	258,000
	1/18/2011				3,362	6,723	7,395				100,255
	1/18/2011								15,030	$14.98	100,255
Neil F. MacLellan, III	1/1/2011	147,000	172,000	258,000
	1/18/2011				3,362	6,723	7,395				100,255
	1/18/2011								15,030	$14.98	100,255
Robert Tuttle	1/1/2011	130,000	151,000	227,000
	1/18/2011				2,538	5,076	5,583				75,705
	1/18/2011								11,349	$14.98	75,705

(1)
Represents threshold, target and maximum payout levels under the Cash Plan for 2011 performance. The actual award amount earned by each NEO in Fiscal 2011 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. Additional information regarding the design of the Cash Plan, including a description of the performance based conditions applicable to Fiscal 2011 awards, is included in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)
Represents threshold, target and maximum number of shares of Common Stock that may be earned under the Equity Plan subject to the attainment of pre-established financial targets. Additional information regarding the equity awards issued under the Equity Plan is included in the Compensation Discussion and Analysis section of this Proxy Statement. Stock options awarded under the Equity Plan become exercisable over a three-year period, at a rate of 33 1/3 percent each year, subject to continued employment. Restricted stock units awarded under the Equity Plan vest over a three-year period, at a rate of 33 1/3 percent each year, subject to both continued employment and the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

(3)
Represents the grant date fair value of the stock option awards based on the Black-Scholes model. Assumptions used in the calculation of these amounts are included in notes 2 and 15 to the Company's audited financial statements for Fiscal 2011 included in the Company's Annual Report on Form 10-K for Fiscal 2011. The grant date value of performance awards is determined based on the probable outcome of such performance conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentives Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights Not Vested ($)
	a	b	c	d	e	f	g	h	i	j
Stewart G. MacDonald, Jr.	5/25/2005	20,000	—	—	$8.60	5/24/2015	—	—	—	—
	4/1/2006	37,629	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	55,059	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	66,951	—	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	29,697	—	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	96,316	48,158	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	27,609	55,219	—	$9.31	1/18/2020	—	—	—	—
	1/18/2011	—	58,452	—	$14.98	01/17/2021	—	—	—	—
	1/09/2009	—	—	—	—	—	—	—	20,715	$285,660
	1/18/2010	—	—	—	—	—	—	—	29,313	$404,226
	1/18/2011	—	—	—	—	—	—	—	28,764	$396,656
Michael J. Shea	12/31/2002	19,800	—	—	$3.29	12/31/2012	—	—	—	—
	5/25/2005	25,000	—	—	$8.60	5/24/2015	—	—	—	—
	4/1/2006	14,583	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	22,506	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	27,369	—	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	17,091	—	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	45,866	22,933	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	13,147	26,295	—	$9.31	1/18/2020	—	—	—	—
	1/18/2011	—	27,834	—	$14.98	1/17/2021	—	—	—	—
	1/09/2009	—	—	—	—	—	—	—	9,865	$136,038
	1/18/2010	—	—	—	—	—	—	—	13,958	$192,481
	1/18/2011	—	—	—	—	—	—	—	13,698	$188,895
Philip Emma	1/1/2003	7,200	—	—	$3.29	12/31/2012	—	—	—	—
	1/1/2003	10,800	—	—	$3.29	12/31/2012	—	—	—	—
	5/31/2005	12,000	—	—	$8.72	5/30/2015	—	—	—	—
	4/1/2006	5,760	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	7,743	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	9,702	—	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	10,347	—	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	24,768	12,384	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	7,123	14,245	—	$9.31	1/18/2020	—	—	—	—
	1/18/2011	—	15,030	—	$14.98	1/17/2021	—	—	—	—
	1/09/2009	—	—	—	—	—	—	—	5,327	$73,459
	1/18/2010	—	—	—	—	—	—	—	7,561	$104,266
	1/18/2011	—	—	—	—	—	—	—	7,395	$101,977
Neil F. MacLellan, III	12/31/2002	19,800	—	—	$3.29	12/31/2012	—	—	—	—
	5/25/2005	25,000	—	—	$8.60	5/24/2015	—	—	—	—
	4/1/2006	13,782	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	18,660	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	22,689	—	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	3,360	—	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	24,768	12,384	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	7,123	14,245	—	$9.31	1/18/2020	—	—	—	—
	1/18/2011	—	15,030	—	$14.98	1/17/2021	—	—	—	—
	1/09/2009	—	—	—	—	—	—	—	5,327	$73,459
	1/18/2010	—	—	—	—	—	—	—	7,561	$104,266
	1/18/2011	—	—	—	—	—	—	—	7,395	$101,977
Robert J. Tuttle	1/2/2002	0	—	—	$3.00	1/2/2012	—	—	—	—
	12/31/2002	4,800	—	—	$3.29	12/31/2012	—	—	—	—
	12/31/2002	7,200	—	—	$3.29	12/31/2012	—	—	—	—
	5/31/2005	15,000	—	—	$8.72	5/30/2015	—	—	—	—
	4/1/2006	9,900	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	12,894	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	18,540	—	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	555	—	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	18,702	9,351	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	5,361	10,722	—	$9.31	1/18/2020	—	—	—	—
	1/18/2011	—	11,349		$14.98	1/17/2021	—	—	—	—
	1/09/2009	—	—	—	—	—	—	—	4,023	$55,477
	1/18/2010	—	—	—	—	—	—	—	5,691	$78,479
	1/18/2011	—	—	—	—	—	—	—	5,583	$76,990

(1)
Stock options awarded under the Equity Plan become exercisable over a three-year period, at a rate of 33 1/3 percent, on each anniversary of the grant date, subject to continued employment. Restricted stock units awarded under the Equity Plan vest over a three-year period, at a rate of 33 1/3 percent, on each anniversary of the grant date, subject to both continued employment and the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

(2)
Reflects the maximum number of shares that can potentially vest under the Company's Equity Plan subject to the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

 Option Exercises and Stock Vested For Fiscal 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $(1)
Stewart G. MacDonald, Jr.	—	—	46,927	$732,061
Michael J. Shea	—	—	22,302	347,911
Philip Emma	—	—	11,686	182,302
Neil F. MacLellan, III	—	—	12,037	187,777
Robert J. Tuttle	18,000	$186,480	8,940	139,464

(1)
The value realized equals the fair market value of the Company's Common Stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits

        The Company does not provide any pension benefits to its executive officers.

Nonqualified Deferred Compensation

        The Company does not have a Nonqualified Deferred Compensation Plan for its executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into Severance Agreements with each of Messrs. MacDonald, Shea, MacLellan, Emma and Tuttle (collectively, the "Severance Agreements") which provide for severance payments in the event of termination of employment following a change in control of the Company. The terms of the Severance Agreements provide that if the executive officer's employment is terminated within twenty-four (24) months following a "change in control" (as defined in the Severance Agreement) of the Company (i) by the Company for any reason (other than termination by the Company for cause or by reason of death or disability) or (ii) by the executive officer for "good reason" (as defined in the Severance Agreement), then the executive officer will receive:

  •
  a lump sum severance payment equal to two (2) times (2.99 for the CEO) the sum of (i) the executive officer's average annual base salary over the three (3) fiscal years immediately prior to the terminating event (or the executive officer's annual base salary in effect immediately prior to the change in control, if higher) and (ii) the executive officer's average annual short-term incentive compensation over the three (3) fiscal years immediately prior to the change in control (or the executive officer's annual bonus for the last fiscal year immediately prior to the change in control, if higher);

  •
  continuation of certain benefits, including, without limitation, health, dental and life insurance on the same terms and conditions as though the executive officer had remained an active employee, for the 24-month (or 36-month for the CEO) severance period; and

  •
  payment by the Company of all reasonable legal and arbitration fees and expenses incurred by the executive officer in obtaining or enforcing any right or benefit provided by the Severance Agreement, except in cases involving frivolous or bad faith litigation.

        In addition to amounts that may become payable under the Severance Agreements in the event of a change in control of the Company, the terms of the Option Plans also provide that certain equity awards granted thereunder will become fully vested upon a change in control of the Company and that the Compensation Committee (in its capacity as administrator under the Option Plans) has the authority to accelerate vesting of all awards granted under the Option Plans, in its discretion.

        The Company has entered into Employment Agreements with each of Messrs. MacDonald, Shea, and MacLellan (collectively, the "Employment Agreements"), which set forth the terms and conditions of employment, including certain severance payments that may be payable by the Company if the executive officer's employment is terminated under certain circumstances. The Employment Agreements were each amended on March 3, 2008 and December 22, 2008 to comply with amendments to Section 409A of the Code, and to clarify the benefits payable upon a termination due to disability. The Employment Agreements provide that if the executive officer's employment is terminated by the Company without "cause" (as defined in the Employment Agreements) or by the executive officer for "good reason" (as defined in the Employment Agreements), the executive officer will receive:

  •
  continuation of his full base annual salary for 18 months following termination;

  •
  a one-time lump sum payment in an amount equal to his average annual bonus over the three (3) fiscal years immediately prior to termination (or the executive officer's annual short term incentive compensation for the last fiscal year immediately prior to termination, if higher); and

  •
  continuation of certain benefits, including health, dental and life insurance for 18 months following termination.

        The Employment Agreements provide that in the event of a termination of an executive officer's employment with the Company on account of disability, the executive officer will receive continuation of his full base annual salary for 18 months following termination and continuation of certain benefits, including health, dental and life insurance for 18 months following termination. The Employment Agreements also provide that in the event of a termination of an executive officer's employment with the Company without "cause" or by the executive with "good reason" that triggers severance payments under both the Employment Agreement and any Severance Agreement between the Company and the executive officer, the executive officer will receive the severance payments under the Severance Agreement instead of the severance payments under the Employment Agreement.

        In addition to the Employment Agreements, the Company also has an employment agreement with Mr. Tuttle pursuant to which Mr. Tuttle receives continuation of his full base annual salary for six (6) months following termination of employment due to disability, termination without "cause" (as defined in the employment agreement) or termination for "good reason" (as defined in the employment agreement). In addition, Mr. Tuttle is entitled to a continuation of certain COBRA benefits for the severance period.

        The table below reflects the amount of compensation that would have been payable to the NEOs as of December 31, 2011 in the event of a termination under various scenarios. These figures, however, are only estimates of the amounts that would have been payable to the executive officers upon their termination as of such time, and the actual amounts to be paid can only be determined at the time of such executive officer's separation from the Company.

Name	Cash Severance Payment(1)	Continuation of Medical/ Welfare Benefits	Acceleration of Equity Awards (unrecognized expense as of 12/31/11)(2)	Excise Tax Gross-Up(3)	Total Termination Benefits(4)
Stewart G. MacDonald, Jr.
• Termination upon Death	—	—	$384,674	—	$384,674
• Termination upon Disability	$803,400	$37,277	$384,674	—	$1,225,351
• Termination by Executive for Good Reason	$1,162,700	$37,277	—	—	$1,199,977
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by the Company without Cause	$1,162,700	$37,277	—	—	$1,199,977
• Termination after Change in Control	$2,684,700	$74,553	$384,674	—	$3,143,927
Michael J. Shea
• Termination upon Death	—	—	$183,176	—	$183,176
• Termination upon Disability	$573,708	$24,947	$183,176	—	$781,831
• Termination by Executive for Good Reason	$793,608	$24,947	—	—	$818,555
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by the Company without Cause	$793,608	$24,947	—	—	$818,555
• Termination after Change in Control	$1,204,744	$33,242	$183,176	—	$1,421,162
Philip Emma
• Termination upon Death	—	—	$99,007	—	$99,007
• Termination upon Disability	—	—	$99,007	—	$99,007
• Termination by Executive for Good Reason	—	—	—	—	—
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	—	—	—	—	—
• Termination after Change in Control	$940,730	$41,232	$99,007	—	$1,080,969
Neil F. MacLellan, III
• Termination upon Death	—	—	$99,007	—	$99,007
• Termination upon Disability	$442,554	$33,217	$99,007		$574,778
• Termination by Executive for Good Reason	$612,454	$33,217	—	—	$645,671
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	$612,454	$33,217	—	—	$645,671
• Termination after Change in Control	$929,272	$44,290	$99,007	—	$1,072,569
Robert J. Tuttle
• Termination upon Death	—	—	$74,690	—	$74,690
• Termination upon Disability	$129,961	$6,744	$74,690	—	$211,395
• Termination by Executive for Good Reason	$129,961	$6,744	—	—	$136,705
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	$129,961	$6,744	—	—	$136,705
• Termination after Change in Control	$818,844	$28,801	$74,690	—	$922,335

(1)
Fiscal Year 2011 bonus awards were used to estimate the bonus component of cash severance.

(2)
Amounts include stock options and all other equity awards subject only to time-based vesting restrictions that are issued under the Option Plans, all of which vest in full upon a change in control. Amounts also include accelerated vesting of stock options which vest in full upon termination of employment due to death or disability. Amounts do not include shares of restricted stock units that have performance-based vesting restrictions; however, the Compensation Committee has the authority under the Option Plans to accelerate such awards in its discretion.

(3)
Excise tax gross-up payments are not provided by the Company.

(4)
The Severance Agreements provide that the total value of all change in control benefits may not exceed the maximum benefit that allows for a tax deduction for the Company under Section 280G of the Code.

 DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, the Company considers the amount of time that directors spend fulfilling their duties to the Company as well as the skill-level required of members of the Board. Based on a review of the compensation paid to directors in similar sized organizations as analyzed by CFS, as well as other considerations, effective March 9, 2010, the Company adopted a new director compensation program designed to deliver annual director compensation at approximately the median of companies of similar size to the Company.

        The terms of the director compensation program are as follows:

  •
  Upon their initial appointment to the Board, non-employee directors receive an option to purchase 5,000 shares of Common Stock. All such options granted to non-employee directors become fully exercisable as of May 1 of the year following the date of grant at an exercise price equal to the closing price of the Company's Common Stock on the date of the grant and terminate upon the tenth anniversary of the date of grant. Each non-employee director who is serving as a director prior to the annual meeting of stockholders will receive on the fifth business day after each annual meeting, providing he or she is still serving as a director, a restricted stock unit grant valued at $60,000 based on the closing price of the stock on the day of the grant. The restricted stock units vest over a three year period, 1/3 each year commencing on the first anniversary of the grant.

  •
  For service on the Board, each non-employee director receives an annual retainer of $30,000, paid quarterly, a $1,600 meeting fee for each in-person meeting attended, and a $500 fee for each telephonic meeting. Fifty percent (50%) of the annual retainer is paid in shares of Common Stock and the balance, at the discretion of the director, is paid in cash, shares of Common Stock or any combination thereof. In 2011, five of the directors took 100% of their Board annual retainer in stock.

  •
  Each member of a Board Committee is entitled to receive a fee of $1,600 per in-person meeting and a $300 fee for each telephonic meeting attended.

  •
  The independent Board Chairman receives a $40,000 annual retainer, paid quarterly. The independent Board Chairman may elect to receive 0% to 100% of the retainer in shares of the Company's stock.

  •
  In addition, the Chairman of each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee is entitled to receive an annual fee of $8,000.

Director Stock Ownership Guidelines

        In 2008, the Company adopted Director Stock Ownership Guidelines requiring each Director to hold common stock equal to six (6) times the value of the Director's annual retainer. A Director serving as of July 1, 2008 has until July 1, 2012 to achieve the target ownership level and a Director first elected to the Board after July 1, 2008 has four (4) years from their election to achieve the target stock ownership level. A Director's ownership consists of all shares which are owned outright by the Director and his or her immediate family members residing in the same household whether held individually, jointly or in trust, including shares acquired by the Director pursuant to option exercises, acquired from the Company for services rendered or acquired on the open market. Any Director who fails to achieve or maintain the target stock ownership level in a given year following June 30, 2012 will be subject to suspension from the Company's annual stock award and will not be considered for re-nomination to the Board. As of March, 2012, seven of the eight directors who have been on the Board since 2008 have met the ownership requirement.

Director Summary Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee directors for Fiscal 2011.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Changes in Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David W. Bryan(4)	$40,000	$80,100	—	—	—	—	$120,100
Thomas E. Bullock(5)	$18,400	$130,000	—	—	—	—	$148,400
Bruce C. Ginsberg(6)	$20,100	$90,000	—	—	—	—	$110,100
Christopher T. Jenny(7)	$20,800	$90,000	—	—	—	—	$110,800
Edward F. McCauley(8)	$34,100	$90,000	—	—	—	—	$124,100
William F. Meagher, Jr.(9)	$35,100	$75,000	—	—	—	—	$110,100
Alastair Robertson(10)	$45,400	$75,000	—	—	—	—	$120,400
Mary Ann Tocio(11)	$22,100	$90,000	—	—	—	—	$112,100
Paul R. Daoust(12)	$0	$0	—	—	—	—	$0

(1)
The amounts in this column represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718.

(2)
As of December 31, 2011, the aggregate number of shares held by our non-employee directors was as follows: David W. Bryan, 22,074 shares; Thomas E. Bullock, 48,274 shares; Bruce C. Ginsberg, 15,338 shares; Christopher T. Jenny, 12,641 shares; Edward F. McCauley, 20,764 shares; William F. Meagher, Jr., 17,400 shares; Alastair Robertson, 6,817 shares; and Mary Ann Tocio, 13,387 shares.

(3)
As of December 31, 2011, the aggregate number of shares of our Common Stock subject to outstanding option awards held by our non-employee directors was as follows: David W. Bryan, 37,754 shares; Thomas E. Bullock, 57,254 shares; Bruce C. Ginsberg, 5,000 shares; Christopher T. Jenny, 50,254 shares; Edward F. McCauley, 50,254 shares; William F. Meagher, Jr., 17,716 shares; Alastair Robertson, 20,038 shares; Mary Ann Tocio, 42,754 shares.

(4)
Mr. Bryan served as a Board member and as Chair of the Compensation Committee in 2011.

(5)
Mr. Bullock served as Chairman of the Board and as a member of the Governance and Nominating Committee in 2011.

(6)
Mr. Ginsberg served as a Board member and as a member of the Audit Committee in 2011.

(7)
Mr. Jenny served as a Board member and as a member of the Compensation Committee in 2011.

(8)
Mr. McCauley served as a Board member, Chair of the Audit Committee and a member of the Governance and Nominating Committee in 2011.

(9)
Mr. Meagher served as a Board member and a member of the Audit Committee in 2011.

(10)
Mr. Robertson served as a Board member and a member and Chair of the Governance and Nominating Committee in 2011.

(11)
Ms. Tocio served as a Board member and a member of the Compensation Committee in 2011.

(12)
Mr. Daoust served as a Board member and a member of the Compensation Committee beginning in January, 2012.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee,

David W. Bryan, Chairman
Christopher T. Jenny
Mary Ann Tocio
Paul R. Daoust

Certain Relationships and Related Transactions

        Pursuant to a Stockholders' Agreement by and among the Company and certain of its stockholders dated June 26, 1997 (the "Stockholders' Agreement"), (i) each of Mr. Stewart G. MacDonald, Jr. ("Mr. S. MacDonald"), Ms. Sandra E. MacDonald ("Ms. S. MacDonald"), Mr. Daniel W. MacDonald ("Mr. D. MacDonald," and collectively, the "MacDonalds") (and any assignees or trusts created by them or under which they are beneficiaries) received "piggy-back" and demand registration rights, (ii) each of the MacDonalds granted to and received rights of first offer to purchase shares of the Company's Common Stock offered for sale by another stockholder who is a party thereto and (iii) the MacDonalds granted to the Company rights of second offer to purchase such shares.

        In 1977, Mac-Gray Co. entered into an arrangement with the Company's co-founder and then CEO that provided his wife, Ms. Evelyn C. MacDonald ("Ms. E. MacDonald"), with an annual payment following his death. The Company, through its subsidiary, Mac-Gray Services, Inc., pays Ms. E. MacDonald, the mother of Mr. S. MacDonald, the Company's CEO, a fixed amount of $104,000 per year pursuant to this arrangement, which is not evidenced by a comprehensive written agreement, and will continue to make such payments for the remainder of Ms. E. MacDonald's life.

        Although not the subject of a written policy, our Board of Directors is responsible for the annual review, approval and ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Other than compensation agreements and other arrangements which are described in "Compensation Discussion & Analysis," in 2011, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which Mac-Gray was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of the Company's capital stock or any member of any of the foregoing persons' immediate families had or will have a direct or indirect material interest.

 PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 10, 2012 by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director and nominee of the Company, the CEO and each of the NEOs, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Company's Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Stewart G. MacDonald, Jr.(3)(4)(5)	2,369,986	16.51%
Cynthia V. Doggett(3)(6)	2,369,986	16.51%
River Road Asset Management, LLC (7)	1,468,067	10.23%
Dimensional Fund Advisors LP(8)	1,184,235	8.25%
Moab Capital Partners, LLC(9)	1,181,932	8.24%
Daniel W. MacDonald(3)(4)(10)	1,147,700	8.00%
Peter C. Bennett, R. Robert Woodburn, Jr.(3)(4)(11)	1,133,334	7.91%
Polaris Capital Management, Inc.(12)	1,114,231	7.76%
Sandra E. MacDonald(3)(4)(13)	904,304	6.31%
Richard G. MacDonald(3)(14)	904,304	6.31%
Michael J. Shea(16)	334,711	2.33%
Gilbert M. Roddy, Jr.(3)(15)	285,272	1.99%
Neil F. MacLellan, III(16)	255,135	1.78%
Robert J. Tuttle(16)	159,409	1.11%
Philip Emma(16)	156,337	1.09%
Thomas E. Bullock(16)	109,204	*
Edward F. McCauley(16)	75,205	*
Christopher T. Jenny(16)	66,595	*
David W. Bryan(16)	63,677	*
Mary Ann Tocio(16)	60,328	*
William F. Meagher, Jr.(16)	38,792	*
Alastair G. Robertson(16)	30,531	*
Bruce C. Ginsberg(16)	24,525	*
Paul R. Daoust(16)	244	*
Bruce A. Percelay(17)	0	0%
All executive officers and directors as a group (16 persons)(18)	3,905,777	27.21%

*
less than 1%

(1)
Unless otherwise indicated by footnote, the mailing address for each stockholder and director is c/o Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number and percentage of shares of the Company's Common Stock beneficially owned by a person, shares of the Company's Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 10, 2012 are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed to be outstanding for purposes of computing the percentage for any other person. As of April 10, 2012, a total of 14,353,365 shares of the Company's Common Stock were issued and outstanding.

(3)
The Company and certain stockholders of the Company, including: Stewart G. MacDonald, Jr., Sandra E. MacDonald, Daniel W. MacDonald, The Evelyn C. MacDonald Family Trust f/b/o

  Stewart G. MacDonald, Jr., The Evelyn C. MacDonald Family Trust f/b/o Sandra E. MacDonald, The Evelyn C. MacDonald Family Trust f/b/o of Daniel W. MacDonald (each of these sub-trusts under The Evelyn C. MacDonald Family Trust is referred to herein as a "Sub-Trust," and collectively, the "Sub-Trusts"), The Stewart G. MacDonald, Jr. 2011 Trust (the "SGM Trust"), The Daniel W. MacDonald Revocable Living Trust, the New Century Trust, the Richard G. MacDonald 2004 GST Non-Exempt Irrevocable Trust dated April 23, 2004 (the "RGM Non-Exempt Trust"), the Richard G. MacDonald 2004 GST Exempt Irrevocable Trust dated April 23, 2004 (the "RGM Exempt Trust"), The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997, The Robert C. MacDonald GST Trust-1997, Cynthia V. Doggett and certain other holders (who hold in the aggregate a de minimis fraction of the issued and outstanding Common Stock of the Company) are parties to a Stockholders' Agreement dated June 26, 1997 (the "Stockholders' Agreement"). The Stockholders' Agreement gives the parties thereto rights of first offer to purchase shares offered for sale by another stockholder who is a party thereto, as well as providing the Company with rights of second offer to purchase such shares. As a result of the Stockholders' Agreement, each of the parties thereto may be deemed to beneficially own all of the shares of the Company's Common Stock owned by the other parties thereto, although such beneficial ownership is not reflected in the table of shares beneficially owned.

(4)
A total of 1,133,334 shares are held in trust pursuant to The Evelyn C. MacDonald Family Trusts (the "ECM Trust"), the grantor of which is Ms. E. MacDonald. The independent trustees (the "Independent Trustees") of the ECM Trust are Peter C. Bennett ("Mr. Bennett") and R. Robert Woodburn, Jr. ("Mr. Woodburn"). In addition, each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald are trustees of the individual Sub-Trust under the ECM Trust of which such individual is a beneficiary. Of the 1,133,334 shares held by the ECM Trust, 566,667 shares are held in a Sub-Trust for the benefit of Mr. S. MacDonald 0 shares are held in a Sub-Trust for the benefit of Ms. S. MacDonald, and 566,667 shares are held in a Sub-Trust for the benefit of Mr. D. MacDonald. The Independent Trustees have voting power over the shares held by the ECM Trust and the Sub-Trusts, and may be deemed to have beneficial ownership of such shares. The three trustees of each Sub-Trust (including each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald as to their own respective Sub-Trust) generally have the shared power to dispose of the shares attributed to such Sub-Trust and, therefore, may be deemed to have beneficial ownership of the shares held by such Sub-Trust.

(5)
Includes (i) 626,608 shares held by the SGM Trust, of which Mr. S. MacDonald serves as co-trustee and is sole beneficiary, (ii) 285,272 shares held by the New Century Trust, of which Mr. S. MacDonald is the grantor, (iii) 566,667 shares held by the ECM Trust for the benefit of Mr. S. MacDonald, of which Mr. S. MacDonald serves as co-trustee and is the beneficiary, (iv) 209,434 shares held by the wife of Mr. S. MacDonald, (v) 148,322 shares held by the minor children of Mr. S. MacDonald, (vi) 105,170 shares held by Mr. S. MacDonald directly and (vii) 428,513 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 10, 2012 held by Mr. S. MacDonald. Mr. S. MacDonald may replace the shares held by the New Century Trust at any time with property of equivalent value and, therefore, may be deemed to beneficially own all such shares. Mr. S. MacDonald disclaims beneficial ownership of the shares described in (ii), (iv) and (v) of this footnote.

(6)
Includes (i) 626,608 shares held by the SGM Trust, of which Ms. Doggett serves as co-trustee with her husband, Mr. S. MacDonald, who is also sole beneficiary, (ii) 285,272 shares held by the New Century Trust, of which Ms. Doggett serves as co-trustee, (iii) 566,667 shares held by the ECM Trust for the benefit of Mr. S. MacDonald, who serves as co-trustee and is the beneficiary, (iv) 209,434 shares held by Ms. Doggett directly, (v) 148,322 shares held by Ms. Doggett's minor children, (vi) 105,170 shares held by Ms. Doggett's husband (Mr. S. MacDonald), and (vii) 428,513 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 10, 2012 held by Ms. Doggett's husband (Mr. S. MacDonald). The shares held in the New Century Trust may be replaced at any time by the grantor, Mr. S. MacDonald, with property of equivalent value. The SGM Trust is revocable by the grantor, Mr. S. MacDonald. Ms. Doggett disclaims beneficial ownership of all of the shares described in this footnote except for the shares she holds directly.

(7)
Information is based on a Schedule 13G filed with the SEC on February 6, 2012 by River Road Asset Management, LLC ("River Road"), which is located at 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202. Of the 1,468,067 shares beneficially owned, River Road has sole voting power over 1,013,317 shares.

(8)
Information is based on a Schedule 13G/A filed with the SEC on February 10, 2012 by Dimensional Fund Advisors LP ("Dimensional"). Dimensional, located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment adviser, sub-adviser and/or manager, neither Dimensional or its subsidiaries possesses voting and/or investment power over the securities reported herein that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the securities reported herein held by the Funds. Of the 1,184,235 shares beneficially owned, Dimensional has sole voting power over 1,161,358 shares, sole dispositive power over all shares beneficially owned and shared voting and dispositive power over none of such shares. All securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(9)
Information is based on a Schedule 13D filed with the SEC on February 17, 2012 by Moab Capital Partners, LLC ("Moab Capital"), which is located at 15 East 62nd Street, New York, NY 10065. Of the 1,181,932 shares beneficially owned, Moab Capital has sole voting power over all shares.

(10)
Includes (i) 566,667 shares held by the ECM Trust for the benefit of Daniel W. MacDonald, of which Mr. D. MacDonald serves as co-trustee and is the beneficiary, and (ii) 581,033 shares held by The Daniel W. MacDonald Revocable Living Trust, of which Mr. D. MacDonald serves as the sole trustee.

(11)
Includes 1,133,334 shares held by the ECM Trust for which Mr. Bennett and Mr. Woodburn serve as co-trustees and share voting and dispositive power. Mr. Bennett and Mr. Woodburn disclaim beneficial ownership of the shares held by the ECM Trust. Mr. Bennett's mailing address is 111 Cushing Street, Hingham, Massachusetts 02043. Mr. Woodburn's mailing address is c/o Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199.

(12)
Information is based on a Schedule 13G/A filed with the SEC on February 13, 2012 by Polaris Capital Management, LLC ("Polaris"), which is located at 125 Summer Street, Suite 1470, Boston, Massachusetts 02110. Of the 1,114,231 shares beneficially owned, Polaris has sole investment discretion with respect to 1,114,231 shares and sole voting authority over 1,097,890 of such shares.

(13)
Includes (i) 103,965 shares held by The Whitney E. MacDonald GST Trust-1997, (ii) 103,965 shares held by The Jonathan S. MacDonald GST Trust-1997, (iii) 103,965 shares held by The Robert C. MacDonald GST Trust-1997, (iv) 0 shares held by the ECM Trust for the benefit of Ms. S. MacDonald, of which Ms. S. MacDonald serves as co-trustee and is the beneficiary, (v) 86,725 shares held by the RGM Non-Exempt Trust, of which Richard G. MacDonald is the settlor with the right to replace shares at any time with property of equal value, (vi) 203,611 shares held by the RGM Exempt Trust, of which Richard G. MacDonald is the settlor with the right to replace shares at any time with property of equal value, and (vii) 302,073 shares held by Ms. S. MacDonald directly. Richard G. MacDonald ("Mr. R. MacDonald") is the sole trustee of each of the aforementioned trusts (other than the ECM Trust, the RGM Non-Exempt Trust and the RGM Exempt Trust) and may be deemed to beneficially own all of such shares. The shares held by each of The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997 and The Robert C. MacDonald GST Trust-1997 (collectively, the "GST Trusts"), may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares. Ms. S. MacDonald disclaims beneficial ownership of the shares held by the GST Trusts.

(14)
Includes (i) 103,965 shares held by The Whitney E. MacDonald GST Trust-1997, (ii) 103,965 shares held by The Jonathan S. MacDonald GST Trust-1997, (iii) 103,965 shares held by The Robert C. MacDonald GST Trust-1997, (iv) 0 shares held by the ECM Trust for the benefit of Ms. S. MacDonald, the wife of Mr. R. MacDonald, and of which Mr. R. MacDonald's wife serves as co-trustee, (v) 86,725 shares held by the RGM Non-Exempt Trust, of which Mr. R. MacDonald is the settlor with the right to replace shares at any time with property of equal value, (vi) 203,611 shares held by the RGM Exempt Trust, of which Mr. R. MacDonald is the settlor with the right to replace shares at any time with property of equal value, and (vii) 302,073 shares held directly by Mr. R. MacDonald's wife (Ms. S. MacDonald). The shares held by each of the GST may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares. Mr. R. MacDonald is the sole trustee of each of the aforementioned trusts (other than the ECM Trust, the RGM Non-Exempt Trust and the RGM Exempt Trust) and may be deemed to beneficially own all of the shares held by such trusts. Mr. R. MacDonald disclaims beneficial ownership of all of the shares described in this footnote.

(15)
All shares are held by the New Century Trust, of which Mr. Roddy serves as co-trustee. The shares held by the New Century Trust may be replaced at any time by Mr. S. MacDonald, the grantor, with property of equivalent value. Mr. Roddy disclaims beneficial ownership of all shares held by the New Century Trust. Mr. Roddy's mailing address is c/o Loring, Wolcott & Coolidge, 230 Congress Street, Boston, Massachusetts 02110.

(16)
Includes shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days of April 10, 2012 as follows: Mr. Shea 230,721 shares, Mr. MacLellan 159,698 shares; Mr. Tuttle 111,447 shares; Mr. Emma 119,959 shares; Mr. Bullock 57,254 shares; Mr. McCauley 50,254 shares; Mr. Jenny 50,254 shares; Mr. Bryan 37,754 shares; Ms. Tocio 42,754 shares; Mr. Meagher 17,716 shares; Mr. Robertson 20,038 shares; and Mr. Ginsberg 5,000 shares.

(17)
Mr. Percelay's mailing address is c/o The Mount Vernon Company, 29 Commonwealth Avenue, 6th Floor, Boston, Massachusetts 02116.

(18)
Includes 1,454,978 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days of April 10, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's executive officers, directors and beneficial owners of more than ten percent (10%) of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based on a review of the copies of reports furnished to the Company, and written representations that no other reports were required, the Company believes that during Fiscal 2011 all directors, officers or beneficial owners of greater than ten percent (10%) of the Company's Common Stock filed on a timely basis all reports required by Section 16(a).

 PROPOSAL 2

STOCKHOLDER PROPOSAL ENTITLED:

"SHAREHOLDER PROPOSAL TO AMEND THE BY-LAWS OF THE COMPANY"

        The Company has received a stockholder proposal from Michael R. Levin, 1863 Kiest Avenue, Northbrook, IL 60062. Mr. Levin has requested that the Company include the following proposal and supporting statement in its proxy statement for the Annual Meeting, and if properly presented this proposal will be voted on at the Annual Meeting. The stockholder proposal is quoted verbatim in italics below.

        The Board of Directors does not support the adoption of the resolution proposed below and asks stockholders to consider the Company's response, which follows the stockholder proposal.

Stockholder Proposal

        "The shareholders of the Company amend Article VI, Section 7(b) of the Amended and Restated By-Laws of Mac-Gray Corporation as of November 4, 2008 as follows:

Delete the entire current Article VI, Section 7(b) and replace it as follows:

        Amendment by Stockholders. These By-laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class."

Supporting Statement

        The current bylaws allow either directors or shareholders to amend the Company's bylaws. However, the current bylaws make it more difficult for shareholders to amend the bylaws directly. The proposed bylaw amendment merely and solely aligns the voting standard for amendments proposed by the Board of Directors and those proposed by shareholders:

  •
  Currently, directors may amend the bylaws with a majority vote of those directors. Any amendment that directors so approve then requires only a majority vote of shareholders.

  •
  Shareholders themselves may also amend the bylaws directly. Yet, approving a shareholder-sponsored amendment requires a vote of three-fourths of the shares voting.

This proposal simply allows shareholders to approve bylaw amendments pursuant to the same majority vote standard that applies to directors. There is no reason that the standards should differ, or why it should be more difficult for shareholders to amend the bylaws directly than it is for directors to amend them."

Statement in Opposition to Stockholder Proposal to Amend the By-Laws of the Company

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 2 FOR THE FOLLOWING REASONS:

        This stockholder proposal would amend Article VI, Section 7 of the By-Laws of the Company so that the By-Laws of the Company may be amended or repealed at any Annual Meeting or special meeting of stockholders called for such purpose, by the affirmative vote of a simple majority of shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class. For the reasons set forth below, the Board has determined that it is in the best interests of Mac-Gray and its stockholders to maintain the current text of Article VI, Section 7 of the By-Laws of the Company which requires that future amendments to the By-Laws of the Company by the stockholders would require an affirmative vote of at least three-fourths of the shares present and entitled to vote.

        The Board has carefully considered the proposal and believes that it is not necessary and not in the best long-term interests of the stockholders and recommends you vote against it.

        The Company believes that the existing provision serves to protect the interest of all Mac-Gray stockholders by protecting against short-term, self-interested actions by a few large stockholders who could seek to make changes to benefit themselves.

        The Board has fiduciary duties under the law to act in a manner it believes to be in the best interests of the Company and all its stockholders. The Board believes that allowing the By-Laws amendment could potentially expose stockholders to the risk that a small number of large stockholders who wish to advance their own special interests—and who have no duties to the other stockholders—could adopt changes in the operating principles of the Company that would be detrimental to all stockholders. Under the vote standard endorsed by the proponent (requiring only a majority of shares voted at the meeting), stockholders holding significantly less than half of the outstanding shares could adopt By-Law amendments to further their own special interests. The Board, on the other hand, has fiduciary duties and must consider the interests of all stockholders when considering By-Law amendments. The Board is better positioned to ensure that any By-Law amendments are prudent and are designed to protect and maximize long-term value for all stockholders. The Company believes that the existing voting provision protects all stockholders by making it more difficult for one or a few large stockholders to further their own interests.

        For the foregoing reasons, the Board believes that this stockholder proposal is not in the best interests of the Company and its stockholders. Therefore, the Board of Directors unanimously recommends a vote AGAINST this stockholder proposal.

Vote Required

        Approval of the stockholder proposal requires the affirmative vote of at least three-fourths of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For this purpose, abstentions will be treated as votes cast against this proposal, while broker non-votes are not entitled to vote on this proposal and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a three-fourths majority by reducing the total number of shares from which such majority is calculated. This stockholder proposal has been cast as a binding amendment to the Company's By-Laws. As a result, passage of the stockholder proposal would constitute an amendment to the Company's By-Laws.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

For the foregoing reasons, the Board believes that this stockholder proposal is not in the best interests of the Company and its stockholders. Therefore, the Board of Directors unanimously recommends a vote AGAINST this stockholder proposal.

 PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

        We are required to provide our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the Company's executive compensation. This vote is only advisory and will not be binding upon the Company or the Board. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders and encourages all stockholders to vote their shares on this matter.

        As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to align our executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value. We encourage stockholders to read the Compensation Discussion and Analysis section on pages 13 through 31 which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its objectives.

        We are asking our stockholders to indicate their support for our named executive officer compensation program. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the 2012 Annual Meeting:

    "RESOLVED, that the stockholders of Mac-Gray Corporation approve the overall compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, and described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement."

At our 2011 annual meeting of shareholders, our shareholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our Named Executive Officers. A majority of the votes cast on the proposal were cast in favor of holding a non-binding, advisory vote on the compensation of our Named Executive Officers on an annual basis. The Board considered the voting results with respect to the frequency proposal and other factors, and the Company currently intends to hold a non-binding, advisory vote on the compensation of our Named Executive Officers on an annual basis until the next required advisory vote on the frequency of holding non-binding, advisory votes on the compensation of our Named Executive Officers.

Vote Required

        Approval of the executive compensation resolution requires the affirmative vote of a majority of the votes properly cast for and against the resolution. For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

 PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected McGladrey & Pullen, LLP ("McGladrey") as the Company's independent registered public accounting firm to audit the consolidated financial statement of Mac-Gray Corporation for the fiscal year ending December 31, 2012.

        Stockholder ratification of the selection of McGladrey as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of McGladrey to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Vote Required

        Approval of the ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal. While this vote is non-binding, the Audit Committee will take into account the outcome of the vote when considering whether or not to retain McGladrey.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF McGladrey & Pullen, LLP AS MAC-GRAY CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for presentation at the 2013 annual meeting must be received by the Company on or before January 2, 2013 to be eligible for inclusion in the Company's proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any such proposal should be mailed to: Secretary, Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451.

        Any stockholder proposals (including recommendations of nominees for election to the Board) intended to be presented at the Company's 2013 annual meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company not later than March 9, 2013 and not earlier than February 7, 2013, together with all supporting documentation required by the Company's By-Laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

 INDEPENDENT ACCOUNTANTS

        The firm of PricewaterhouseCoopers LLP ("PwC") served as the Company's independent registered public accountants for Fiscal 2011. The firm of McGladrey & Pullen LLP ("McGladrey") has been selected to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2012. A representative of McGladrey will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

        On March 14, 2012, the Audit Committee of the Company dismissed PwC as the Company's independent registered public accounting firm.

        The audit reports of PwC on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2011 and 2010 and through March 14, 2012, there were (i) no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided PwC with a copy of a Form 8-K and requested that PwC furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter was filed as an Exhibit to the Form 8-K filed March 20, 2012.

        On March 14, 2012, following a competitive selection process, the Audit Committee approved the selection of McGladrey to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. During the fiscal years ended December 31, 2011 and 2010 and through March 14, 2012, the Company has not consulted with McGladrey regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K). McGladrey was also provided a copy of the above disclosures.

OTHER MATTERS

        The Board does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR TO VOTE THE WHITE PROXY CARD BY TELEPHONE OR VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE OR VIA THE INTERNET.

c/o Corporate Election Services

PO Box 3200

Pittsburgh, PA  15230-3200

VOTE BY INTERNET	WWW.CESVOTE.COM

Use the Internet to appoint your proxy and transmit your voting instructions until 11:59 p.m. Eastern Time on Wednesday, June 6, 2012.  Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.

VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to appoint your proxy and transmit your voting instructions until 11:59 p.m. Eastern Time on Wednesday, June 6, 2012.  Have your proxy card available when you call the Toll-Free number 1-888-693-8683 and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to:  Mac-Gray Corporation, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on June 7, 2012.

INTERNET	TELEPHONE	MAIL
www.cesvote.com	1-888-693-8683

• Go to the website listed above.	• Use any touch-tone telephone.	• Mark, sign and date your WHITE PROXY CARD
• Have your WHITE PROXY CARD ready.	• Have your WHITE PROXY CARD ready.	• Detach your WHITE PROXY CARD.
• Follow the simple instructions that appear on your computer screen.	• Follow the simple recorded instructions.	• Return your WHITE PROXY CARD in the postage-paid envelope provided.

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, 7 days a week through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Control Number è

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope
ê          DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET        ê

The Board of Directors recommends a vote FOR  both the nominees, AGAINST Proposal 2, and FOR Proposals 3 and 4.

PROPOSAL 1 — To elect: 1 Paul R. Daoust and 2 Bruce A. Percelay to the Board of Directors.

FOR	WITHHOLD	FOR BOTH, WITH
BOTH	FROM BOTH	EXCEPTIONS
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s) mark the “FOR BOTH, WITH EXCEPTIONS” box and Write the number of the excepted nominee(s) in the space below.

The Board of Directors recommends a vote AGAINST Proposal 2.

PROPOSAL 2—	Stockholder proposal requesting amendment of By-Laws.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3 —	To approve the overall compensation of the Company’s named executive officers.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4—	To approve the Company’s independent registered public accounting firm.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:	, 2012

Signature:

Title or Authority:

Signature (if held jointly):

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

Proxy Solicited on Behalf of the Board of Directors

2012 Annual Meeting of Mac-Gray Corporation Stockholders

June 7, 2012, 2:00 p.m. Local Time

Goodwin Procter LLP Conference Center, 2nd Floor

Exchange Place

53 State Street

Boston, Massachusetts

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your common shares of Mac-Gray Corporation for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS

(See reverse side for instructions)

WHITE PROXY CARD

MAC-GRAY CORPORATION

2012 Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the 2012 Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Mr. Stewart G. MacDonald and Mr. Michael J. Shea as proxies, and each or either of them as Proxy Holders with full power of  substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders scheduled to be held on Thursday, June 7, 2012 at Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 at 2:00 p.m. local time and any postponement or adjournments thereof.

Directions to the Goodwin Procter LLP Conference Center are located on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on June 7, 2012.

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope

ê         DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET         ê

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED, AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE; AGAINST THE STOCKHOLDER PROPOSAL; FOR THE APPROVAL OF THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; FOR THE APPROVAL OF THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM; AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Important notice regarding the availability of the proxy materials for the Annual Meeting of Stockholders to be held on June 7, 2012: the Proxy Statement and Annual Report to Stockholders are available at http://www.macgray.com/proxy.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 7, 2012
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS To Be Held on Thursday, June 7, 2012
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTORS/NOMINEES
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
INFORMATION REGARDING EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Exercises and Stock Vested For Fiscal 2011
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2
STOCKHOLDER PROPOSAL ENTITLED
"SHAREHOLDER PROPOSAL TO AMEND THE BY-LAWS OF THE COMPANY"
PROPOSAL 3
NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
PROPOSAL 4
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
INDEPENDENT ACCOUNTANTS
OTHER MATTERS